                                                                    Exhibit 2.5

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                           BOOTH CREEK SKI GROUP, INC.






                   $38,332,544.38 Notes due November 27, 2008

                      3,431 Shares of Class B Common Stock

    Warrants for 3,477 Shares of Class B Common Stock (subject to adjustment)






                                 --------------

                              AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT

                                 --------------







                                February 26, 1998


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                                TABLE OF CONTENTS

                                                                                                               Page
1.          Authorization of Securities; etc......................................................................1

2.          Sale and Purchase of Securities.......................................................................3

3.          Closing...............................................................................................4

4.          Conditions to Closing.................................................................................5
                     4.1     Representations and Warranties Correct...............................................5
                     4.2     Performance; No Default..............................................................5
                     4.3      Related Transactions................................................................5
                     4.4     Compliance Certificate...............................................................7
                     4.5     Opinion of Counsel for the Company...................................................7
                     4.6     Sale of Securities to Other Purchaser................................................7
                     4.7     Certain Additional Documents to be Delivered at or
                             Prior to the Loon Mountain Closing...................................................7
                     4.8     Legal Investment; Certificate........................................................7
                     4.9     Sale and Purchase Not Forbidden by Law...............................................7
                     4.10    Payment of Transactions Costs........................................................7
                     4.11    Proceedings and Documents............................................................7

5.          Representations and Warranties........................................................................8
            5.1.     Organization, Standing, etc. of the Company..................................................8
            5.2.     Names; Jurisdictions of Incorporation; Subsidiaries, etc.....................................8
            5.3.     Qualification................................................................................8
            5.4.     Business, etc................................................................................8
            5.5.     Shares; Stockholders.........................................................................8
            5.6.     Financial Statements........................................................................10
            5.7.     Changes; Solvency, etc......................................................................11
            5.8.     Tax Returns and Payments....................................................................11
            5.9.     Funded Debt, Current Debt, Liens, Investments, Transactions
                     with Affiliates, Leases and Derivative Transactions.........................................12
            5.10.    Title to Properties; Liens; Leases..........................................................12
            5.11.    Litigation, etc.............................................................................13
            5.12.    Valid and Binding Obligations; Compliance with Other Instruments, Borrowing
                     Restrictions, etc...........................................................................13
            5.13.    ERISA.......................................................................................14
            5.14.    Consents, etc...............................................................................15



                                       (i)

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
            5.15.    Proprietary Rights; Licenses................................................................16
            5.16.    Offer of Securities; Investment Bankers.....................................................16
            5.17.    Government Regulation.......................................................................17
            5.18.    Labor Relations.............................................................................17
            5.19.    Disclosure..................................................................................17

6.          Use of Proceeds......................................................................................17

7.          Financial Statements and Information.................................................................18

8.          Inspection...........................................................................................22

9.          Prepayment of Notes..................................................................................22
            9.1.     Optional Prepayment With Premium of Notes...................................................22
            9.2.     Optional Prepayment of the Notes upon Sale of the Company or Public
                     Offerings...................................................................................22
            9.3.     Allocation of Partial Prepayments of Notes..................................................25
            9.4.     Notice of Optional Prepayments of Notes.....................................................25
            9.5.     Maturity; Accrued Interest; Surrender, etc. of Notes........................................25
            9.6.     Purchase of Notes...........................................................................26
            9.7.     Payment on Non-Business Days................................................................26

10.         [Intentionally Omitted.].............................................................................26

11.         Registration, etc....................................................................................26
            11.1.    Registration on Request.....................................................................26
            11.2.    Incidental Registration.....................................................................28
            11.3.    Permitted Registration; Registration on Form S-3............................................29
            11.4.    Registration Procedures.....................................................................30
            11.5.    Indemnification.............................................................................30
            11.6.    Restrictions on Other Agreements............................................................31

12.         Retention of Certain Documents.......................................................................32

13.         Board Visitation Rights..............................................................................32

14.         Covenants of the Company.............................................................................32
            14.1.    Books of Record and Account; Reserves.......................................................33
            14.2.    Payment of Taxes; Existence; Maintenance of Properties;
                     Compliance with Laws; Lines of Business; Proprietary Rights.................................33
            14.3.    Insurance; Key Man Insurance................................................................34
            14.4.    Limitation on Discount or Sale of Receivables...............................................34



                                      (ii)

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
            14.5.    Limitation on Funded Debt and Current Debt..................................................34
            14.6.    Limitation on Restricted Payments; Required Distributions to
                     Company by Subsidiaries.....................................................................36
            14.7.    Financial Covenants.........................................................................37
            14.8.    Limitation on Investments...................................................................38
            14.9.    Limitation on Liens.........................................................................38
            14.10.   Limitation on Transactions with Affiliates..................................................41
            14.11.   Limitation on Issuance of Preferred Shares By Subsidiaries..................................42
            14.12.   Limitation on Disposal of Ownership of a Subsidiary; No
                     Subsidiaries Other Than Wholly-Owned Subsidiaries...........................................42
            14.13.   Limitation on Consolidation or Merger, etc..................................................43
            14.14.   Limitation on Tax Consolidation.............................................................44
            14.15.   Limitation on Disposition of Property.......................................................44
            14.16.   Modification of Certain Documents, Agreements and
                     Instruments; Terms of Permitted Debt Documents..............................................45
            14.17.   Further Assurances..........................................................................46
            14.18.   Limitation on Leasebacks....................................................................46
            14.19.   Interest Payment Reserve Account............................................................46
            14.20.   Pledge of Shares of Booth Creek Ski Holdings................................................47
            14.21.   Deposit of Dividends in Interest Payment Reserve Account;
                     Application of Dividends to the Payment of Interest on the Notes............................47

15.         Definitions..........................................................................................48
            15.1.    Definitions of Terms........................................................................48
            15.2.    Other Definitions...........................................................................70
            15.3.    Accounting Terms and Principles; Laws.......................................................70

16.         Remedies.............................................................................................71
            16.1.    Events of Default Defined; Acceleration of Maturity.........................................71
            16.2.    Suits for Enforcement, etc..................................................................76
            16.3.    No Election of Remedies.....................................................................76
            16.4.    Remedies Not Waived.........................................................................77
            16.5.    Application of Payments.....................................................................77

17.         Registration, Transfer and Exchange of Securities; Certain
            Restrictions on Transfer in Stockholders Agreement...................................................77

18.         Replacement of Securities............................................................................78

19.         Amendment and Waiver.................................................................................78

20.         Method of Payment of Securities......................................................................79




                                      (iii)

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
21.         Expenses; Indemnity..................................................................................79

22.         Taxes................................................................................................80

23.         Communications.......................................................................................80

24.         Survival of Agreements, Representations and Warranties, etc..........................................81

25.         Successors and Assigns; Rights of Other Holders......................................................81

26.         Purchase for Investment; ERISA.......................................................................81

27.         Governing Law; Jurisdiction; Waiver of Jury Trial....................................................83

28.         Rule 144A............................................................................................84

29.         Miscellaneous........................................................................................84

30.         Confidentiality......................................................................................84





                                      (iv)

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Schedule I                    Schedule of Purchasers

Exhibit 1(b)(i)(A)            Form of Note
Exhibit 1(b)(i)(B)            Form of Pledge Agreement
Exhibit 1(b)(ii)(A)           Form of Certificate for Class A Common Stock
Exhibit 1(b)(ii)(B)           Form of Certificate for Class B Common Stock
Exhibit 1(b)(iii)             Form of Warrant
Exhibit 3                     Wire Instructions
Exhibit 4.3(e)                Form of Stockholders Agreement
Exhibit 4.5                   Opinion of Winston & Strawn (Loon Mountain
                                Closing)
Exhibit 4.7                   Certain Additional Documents to be Delivered at
                                or Prior to the Loon Mountain Closing
Exhibit 5.2                   Names; Jurisdictions of Incorporation;
                                Subsidiaries, etc.
Exhibit 5.4                   Disclosure Documents
Exhibit 5.5(a)                Shares; Stockholders
Exhibit 5.5(b)                Other Securities; Commitments; Preemptive and
                                Registration Rights
Exhibit 5.6(a)                Financial Statements
Exhibit 5.6(b)                Projections
Exhibit 5.6(c)                Pro Forma Unaudited Balance Sheet
Exhibit 5.9                   Funded Debt, Current Debt, Liens, Investments,
                                Transactions with Affiliates and Leases
Exhibit 5.11                  Pending Litigation, etc.
Exhibit 5.14                  Consents
Exhibit 5.15                  Proprietary Rights
Exhibit 6(a)                  Use of Proceeds (Loon Mountain Closing)
Exhibit 7(c)(iv)              Information as to New Subsidiaries




                                       (v)

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                           BOOTH CREEK SKI GROUP, INC.
                            1000 South Frontage Road
                              Vail, Colorado 81657



                                                               February 26, 1998



JOHN HANCOCK MUTUAL LIFE
   INSURANCE COMPANY
John Hancock Place
200 Clarendon Street
Boston, Massachusetts  02117

Ladies and Gentlemen:

         Reference is made to those certain Securities Purchase Agreements dated November 27, 1996, as amended as of March 18, 1997 (as so amended, the "Existing Securities Purchase Agreements"), by and between the Company and each of you and the Other Purchaser (as hereinafter defined). Pursuant to the Existing Securities Purchase Agreements, you and the Other Purchaser purchased from the Company certain Securities described below in connection with the ASC Acquisition and the Fibreboard Acquisition. The purpose of this Agreement is to amend, restate and supersede the Existing Securities Purchase Agreements to permit the transactions described below and to provide for the issue and sale of the additional Securities described below.

         BOOTH CREEK SKI GROUP, INC., a Delaware corporation (the "Company"), agrees with you as follows. Certain capitalized terms used herein are defined in section 15.

1.       Authorization of Securities; etc.

                  (a) Pursuant to the Existing Securities Purchase Agreements, the Company issued and sold to you and the Other Purchaser in the aggregate (i) $40,000,000 aggregate principal amount of its Notes due November 27, 2008 ($10,000,000 aggregate principal amount of which were designated "Additional John Hancock Note" in the Existing Securities Purchase Agreements and are no longer outstanding) (the "Existing Notes"), (ii) 3,070 shares of its Class B Common Stock (the "Original Purchased Common Shares"), and (iii) its warrants evidencing rights to purchase 2,900 shares (of which 500 shares are evidenced by the warrants designated the "Additional John Hancock Warrants" in the Existing Securities Purchase Agreements) of Class B Common Stock (the "Existing Warrants").

                  (b) The Company has authorized the issue and sale of:

                           (i) its Notes due November 27, 2008 (herein, together
                  with any notes issued in exchange therefor or replacement thereof, called the "Additional Notes") in the aggregate principal amount of $8,332,544.38. The Existing Notes and the Additional Notes are herein called the "Notes." The Notes are to be substantially in the form of Exhibit 1(b)(i)(A) attached hereto. As further provided in section 14.20, the Notes are to be secured by and entitled to the benefits of a first priority pledge of all now or hereafter outstanding Shares of Booth Creek Ski Holdings (and all rights to acquire any such Shares) pursuant to an amended and restated pledge agreement substantially in the form of Exhibit 1(b)(i)(B) attached hereto (the "Pledge Agreement");

                           (ii) 361 shares of its Class B Common Stock (herein,
                  such 361 shares, together with any Shares issued in exchange therefor or replacement thereof, called the "Additional Purchased Common Shares"). The Original Purchased Common Shares, the Additional Purchased Common Shares and the shares of Class B Common Stock issuable to John Hancock upon the conversion of the John Hancock Convertible Notes (as hereinafter defined) are herein called the "Purchased Common Shares." The certificates for the Class A Common Stock and Class B Common Stock are to be substantially in the forms of
                  Exhibit 1(b)(ii)(A) and 1(b)(ii)(B) attached hereto; and

                           (iii) its warrants evidencing rights to purchase 577
                  shares of Class B Common Stock (subject to adjustment) (herein, together with any warrants issued in exchange therefor or replacement thereof, collectively called the "Additional Warrants"). The Existing Warrants and the Additional Warrants are herein called the "Warrants." The Warrants are to be substantially in the form of Exhibit 1(b)(iii) attached hereto. The Additional Notes, the Additional Purchased Common Shares and the Additional Warrants are herein called the "Additional Securities."

                  (c) As further provided in each of the Notes, the Company may, at its option (but subject to the provisions in section 14.21), in lieu of paying cash, pay all (but not less than all) of the interest on the Notes which is due on any regularly scheduled interest payment date by adding to the principal amount of each such Note an amount equal to the interest not then paid in cash. The Notes shall bear interest at 12% per annum, if paid in cash, or 14% per annum, if paid in kind, as further provided in each of the Notes. Interest is payable on the Notes semi-annually in arrears on the 27th day of May and November of each year, commencing with respect to each Note on the first such date succeeding the date of such Note and at maturity. In no event shall the amount paid or agreed to be paid by the Company as interest and premium on any Note exceed the highest lawful rate permissible under any law applicable thereto.




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                  (d) The Company and John Hancock hereby agree that
         $1,107,692.31 aggregate principal amount of the Additional Notes (together with any Notes issued in exchange therefor or replacement thereof, the "Convertible John Hancock Notes") shall be convertible into 378 shares of the Class B Common Stock at any time by the holders of the Convertible John Hancock Notes upon written notice thereof delivered to the Company. Upon such conversion, the outstanding principal amount of the Convertible John Hancock Notes together with all accrued interest thereon shall be deemed paid in full and upon the delivery of such shares of Class B Common Stock the Convertible John Hancock Notes shall be delivered to the Company and cancelled. The Convertible John Hancock Notes shall be assignable by the holders thereof only in accordance with the terms of the Stockholders Agreement (as hereinafter defined). Notwithstanding any provisions hereof to the contrary, upon the occurrence and during the continuance of any Event of Default, the Company and CIBC shall each have the right to require the holders of the Convertible John Hancock Notes to convert the Convertible John Hancock Notes into such shares of Class B Common Stock and promptly to take all necessary action to effect such conversion.

                  (e) The Additional Securities are to be issued under this Agreement and a separate Amended and Restated Securities Purchase Agreement (the "Other Securities Purchase Agreement") identical herewith (except as to the name and address of the other purchaser) being entered into concurrently by the Company with the other purchaser (the "Other Purchaser") named in Schedule I attached hereto. The issue of Additional Securities to you and the issue of Additional Securities to the Other Purchaser are separate transactions, and you shall not be liable or responsible for the acts or defaults of the Other Purchaser.

                  (f) This Agreement amends, restates and supersedes the Existing Securities Purchase Agreements in order to provide for the issue and sale of the Additional Securities and for the other matters set forth herein.

2.       Sale and Purchase of Securities.

                  (a) The Company will issue and sell to you and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein and in the other Operative Documents, at the Loon Mountain Closing specified in section 3, you will purchase the Additional Securities that are specified below.

                  (b)      At the Loon Mountain Closing:

                           (i) the Company will issue and sell to John Hancock
                  $4,800,000 aggregate principal amount of the Additional Notes and Additional Warrants for 295 shares of its Class B Common Stock for an aggregate purchase price of $3,692,307.69; and



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                           (ii) the Company will issue and sell to CIBC Fund (A)
                  $3,532,544.38 aggregate principal amount of the Additional Notes and Additional Warrants for 282 shares of its Class B Common Stock for an aggregate purchase price of $3,532,544.38 and (B) 361 shares of its Class B Common Stock for an aggregate purchase price of $1,059,763.31.

         The aggregate purchase price of (x) the Additional Notes and the Additional Warrants issued and sold at the Loon Mountain Closing to John Hancock and CIBC Fund shall be $8,332,544.38 which shall be allocated (1) $1,107,692.31 to the Convertible John Hancock Notes, (2) $6,683,609.47 to the Additional Notes (other than the Convertible John Hancock Notes) and (3) $361,242.60) to the Additional Warrants and (y) the Additional Purchased Common Shares issued and sold at the Loon Mountain Closing to CIBC Fund shall be $1,059,763.31.

                  (c) The Company, you and the Other Purchaser agree that the values ascribed to the Securities (which values shall be used by the Company, you and the Other Purchaser, as well as any subsequent holder of any of the Securities, for all purposes, including the preparation of tax returns) shall be determined in accordance with the foregoing (with respect to the Additional Securities) or in accordance with the provisions of the Existing Securities Purchase Agreements (with respect to the Securities other than the Additional Securities).

3. Closing. The sale and purchase of the Additional Securities hereunder and under the Other Securities Purchase Agreement (the "Loon Mountain Closing"), shall occur at the time of the closing of the Loon Mountain Acquisition and shall take place at the office of Messrs. Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts 02109. The Loon Mountain Closing shall occur on February 26, 1998 or such other date (not later than February 26, 1998) to which you and the Other Purchaser may agree (the "Loon Mountain Closing Date"). The Loon Mountain Closing shall occur not later than 11:00 A.M. Boston time (your reinvestment deadline) on the Loon Mountain Closing Date. At the Loon Mountain Closing, the Company will deliver to you and the Other Purchaser the Additional Securities to be purchased by you and the Other Purchaser at the Loon Mountain Closing (as specified on Schedule I attached hereto) against payment of the purchase price thereof to (or for the benefit of) the Company in immediately available funds in accordance with the wire instructions set forth on Exhibit 3 attached hereto. Delivery of the Additional Securities to be purchased by you at the Loon Mountain Closing shall be made in the form of one or more Additional Notes, certificates for Additional Purchased Common Shares and Additional Warrants, in such denominations and registered in such names as are specified on Schedule I attached hereto, and in each case dated and, in the case of each Additional Note, bearing interest from, the Loon Mountain Closing Date. If at the Loon Mountain Closing the Company shall fail to tender the Additional Securities to be delivered to you thereat as provided herein, or if at the Loon Mountain Closing any of the conditions applicable to the Loon Mountain Closing specified in section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this



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Agreement, without thereby waiving any other rights you may have by reason of such failure or such non-fulfillment.

4.       Conditions to Closing.

         Your obligation to purchase and pay for the Additional Securities to be purchased by you hereunder at the Loon Mountain Closing is subject to the fulfillment to your satisfaction, at the Loon Mountain Closing, of the following conditions:

         4.1 Representations and Warranties Correct. The representations and warranties made by the Company herein and in the other Operative Documents shall have been correct when made and shall be correct at and as of the time of the Loon Mountain Closing (both before and after giving effect to the transactions consummated at the Loon Mountain Closing).

         4.2 Performance; No Default. The Company shall have performed all agreements and complied with all conditions contained herein and in the other Operative Documents required to be performed or complied with by it prior to or at the Loon Mountain Closing, and at the time of the Loon Mountain Closing, no Default or Event of Default shall exist and no condition shall exist which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

         4.3      Related Transactions.

                  (a) The Loon Mountain Acquisition shall have been consummated in accordance with the terms of the Loon Mountain Acquisition Documents. No material term or condition of the Loon Mountain Acquisition Documents for the benefit of the Company or any of its Subsidiaries shall have been amended, modified, supplemented or waived. The Aggregate Merger Consideration (as such term is defined in the Loon Mountain Acquisition Agreement) (which shall not exceed $17,999,970, subject only to the adjustments (including interest) set forth in Articles I and II of the Loon Mountain Acquisition Agreement) and all other terms of the Loon Mountain Acquisition Documents, shall be satisfactory to you in all material respects.

                  (b) The debt and equity capitalization of the Company and each of its Subsidiaries shall be in all respects satisfactory to you. Without limiting the generality of the foregoing, (A) after giving effect to the Loon Mountain Closing, neither the Company nor any of its Subsidiaries shall have any Funded Debt or Current Debt other than that evidenced by the Notes and that which is specified on Exhibit 5.9 attached hereto and (B) the Gillett Family Partnership shall have purchased 536 shares of Class A Common Stock for not less than $1,107,692.31 paid in cash.

                  (c) The BKB Revolving Credit Agreement shall have been executed and delivered and shall be in full force and effect. The credit facility created thereby shall consist of a secured revolving credit facility of $25,000,000 in aggregate principal amount maturing not earlier than March 18, 1999. The terms of the BKB Revolving Credit Documents, including, without limitation, all Restricted Payment Provisions, shall be satisfactory to you in all material respects.
                 (d) The Senior 144A Indenture shall have been executed and delivered and shall be in full force and effect. The credit facility created by the Senior 144A Indenture shall consist of term notes of not more than $133,500,000 in aggregate principal amount (including $17,500,000 in aggregate principal amount dated the Loon Mountain Closing Date) maturing not earlier than March 15, 2007. The terms of the Senior 144A Documents, as applicable, including, without limitation, all Restricted Payment Provisions, shall be satisfactory to you in all material respects.

                  (e) You, the Other Purchaser, the Company and the Gillett Family Partnership shall have entered into an amended and restated stockholders agreement substantially in the form of Exhibit 4.3(e) attached hereto (as amended, modified and supplemented from time to time, the "Stockholders Agreement").

                  (f) The Organizational Documents of the Company and each of its Subsidiaries shall be satisfactory to you in all material respects.

                  (g) You shall be satisfied in all material respects as to the compliance by the Acquired Loon Mountain Businesses with all applicable Environmental Laws and shall have received such reports evidencing the same as you may reasonably request.

                  (h) The terms of the Gillett Management Agreement shall be satisfactory to you in all material respects. Without limiting the generality of the foregoing, the Gillett Management Agreement shall explicitly provide that the obligation of the Company to make payments thereunder is subject to the provisions of this Agreement, including, without limitation, section 14.6.

                  (i) No closing fee or similar amount shall be paid or shall be payable to George N. Gillett, Jr. or any of his Affiliates in connection with the Loon Mountain Acquisition.

                  (j) George N. Gillett, Jr. shall have entered into an amended and restated letter agreement with you and the Other Purchaser (the "Gillett Side Letter") pursuant to which he agrees that, so long as any of the Securities are outstanding, he will not, and will not permit any of his Affiliates to, directly or indirectly, purchase any ski resort or related business (or any interest in any Person owning or operating any ski resort or related business) except through a purchase by the Company or any Wholly-Owned Subsidiary of the Company.




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



         4.4 Compliance Certificate. At the Loon Mountain Closing, you shall have received an Officers' Certificate, dated the Loon Mountain Closing Date, certifying that the conditions specified in sections 4.1 and 4.2 have been fulfilled.

         4.5 Opinion of Counsel for the Company. At the Loon Mountain Closing, you shall have received an opinion, dated the Loon Mountain Closing Date, from Messrs. Winston & Strawn, counsel for the Company, and an opinion of Messrs. Sheehan Phinney Bass + Green, Professional Association, counsel for Booth Creek Ski Holdings, substantially in the forms of Exhibit 4.5 attached hereto.

         4.6 Sale of Securities to Other Purchaser. At the Loon Mountain Closing, the Company shall issue and sell to the Other Purchaser the Additional Securities to be purchased at the Loon Mountain Closing by the Other Purchaser pursuant to the Other Securities Purchase Agreement and shall receive payment in full of the purchase price thereof.

         4.7 Certain Additional Documents to be Delivered at or Prior to the Loon Mountain Closing. You shall have received the items specified on Exhibit
4.7 attached hereto, each of which shall be satisfactory to you in all material respects.

         4.8 Legal Investment; Certificate. Your purchase of the Additional Securities to be issued pursuant hereto at the Loon Mountain Closing shall be permitted under the laws and regulations of any jurisdiction to which you are subject (without resort to any provision of any such law permitting limited investments by you without restriction as to the character of the particular investment), and you shall, if requested by you, have received an Officers' Certificate, dated the Loon Mountain Closing Date, certifying as to such matters as you may request to enable you to determine whether your purchase is so permitted.

         4.9 Sale and Purchase Not Forbidden by Law. The offer, issue, sale and delivery by the Company of the Additional Securities to be issued pursuant hereto at the Loon Mountain Closing and your purchase of such Additional Securities at the Loon Mountain Closing shall not be prohibited by and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any law, statute, rule or regulation.

         4.10 Payment of Transactions Costs. Without limiting the generality of the provisions of section 21, the Company shall have paid in immediately available funds all fees, expenses and disbursements incurred by you at or prior to the time of the Loon Mountain Closing in connection with the transactions contemplated by the Operative Documents, including, without limitation, the reasonable fees, expenses and disbursements of your special counsel.

         4.11 Proceedings and Documents. All proceedings in connection with the transactions contemplated by the Operative Documents and all agreements, documents and instruments incident to such transactions shall be satisfactory in substance and form to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or copies of such agreements, documents and instruments as you or they may reasonably request.

5. Representations and Warranties. The Company represents and warrants that as of the date hereof and as of the Loon Mountain Closing Date (both before and after giving effect to the transactions consummated at the Loon Mountain Closing):

         5.1. Organization, Standing, etc. of the Company. The Company and each of its Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties, to carry on its business as now conducted, and now proposed to be conducted as described in the Disclosure Documents referred to in section 5.4, to execute, deliver and perform each of the Operative Documents to which it is (or is to be) a party and to consummate the transactions contemplated by the Operative Documents. No approval of the stockholders or members of the Company or any of its Subsidiaries or any class thereof is required in connection therewith which has not previously been obtained.

         5.2. Names; Jurisdictions of Incorporation; Subsidiaries, etc. Exhibit
5.2 attached hereto correctly specifies as to the Company and each of its Subsidiaries (a) its legal name, (b) the jurisdiction of its incorporation or organization, (c) each jurisdiction (other than its jurisdiction of incorporation or organization) in which it is qualified to do business and (d) each jurisdiction in which any of its material properties are (or are to be) located. The Company does not have any Subsidiary that is not named on Exhibit
5.2 attached hereto.

         5.3. Qualification. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

         5.4. Business, etc. The Company and its Subsidiaries are engaged in the business of owning and operating ski resorts and related activities (the "Business"), as further described in the documents listed on Exhibit 5.4 attached hereto (the "Disclosure Documents"), true, correct and complete copies of which have been furnished to you.

         5.5.     Shares; Stockholders.

                  (a) Exhibit 5.5(a) attached hereto correctly and fully specifies as to the Company and each of its Subsidiaries (after giving effect to the transactions consummated at the Loon Mountain Closing)
         (i) its authorized and outstanding Shares and (ii) the name of each record and beneficial owner of such Shares (and, with respect to each holder of Shares of the Company, clearly indicates if such Person is a member of the Gillett Family), together with the number (and class, if any) of such Shares held by each such Person. All of the outstanding Shares of the Company and each of its Subsidiaries are, and all Underlying Securities issued upon exercise of the Warrants in accordance with the terms thereof will be, duly authorized, validly issued, fully paid and non-assessable and, except as provided in the Stockholders Agreement, not subject to any preemptive right, right of first refusal or similar right on the part of any other Person, and all of such Shares have been (or will have been) offered, issued and sold in accordance with all applicable laws. Except as set forth on Exhibit 5.5(a) attached hereto, the owners of the Shares indicated on Exhibit 5.5(a) attached hereto own the Shares indicated on such exhibit free of any Lien, proxy, voting agreement, voting trust, stockholders agreement or similar agreement or restriction (other than as provided in the Stockholders Agreement). Except as provided by the Stockholders Agreement and except as set forth on Exhibit 5.5(a) attached hereto, neither the Organizational Documents nor any other agreement, document or instrument binding on or applicable to the Company or any of its Subsidiaries or any of its stockholders contains any provision requiring a higher voting requirement with respect to action taken (and/or to be taken) by its board of directors or stockholders than that which would apply in the absence of such provision. Except for the Stockholders Agreement, the Gillett Family Partnership has the right (by virtue of its ownership of the Shares of the Company as shown on Exhibit 5.5(a) attached hereto) to elect or designate for election all of the members of the board of directors of the Company (and thereby to direct or cause the direction of the management and policies of the Company and each of its Subsidiaries), and, except for the Stockholders Agreement and except as set forth on Exhibit 5.5(a) attached hereto, the Gillett Family Partnership is not subject to any agreement or any legal or contractual restriction that affects its right to vote such Shares or to exercise any other incident of ownership of such Shares. The only partners and beneficial owners of Shares of the Gillett Family Partnership are (and at all times shall be) George N. Gillett, Jr. and other members of his Family.

                  (b) Except as provided in section 11, except for the Warrants and the Management Options and except as set forth on Exhibit 5.5(b) attached hereto (after giving effect to the consummation of the transactions consummated at the Loon Mountain Closing), (i) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, the Company or any of its Subsidiaries of any of its Shares or any securities convertible into or exercisable or exchangeable for such Shares; (ii) there are no agreements on the part of the Company or any of its Subsidiaries to issue, sell or distribute any of its Shares, other securities or assets; (iii) neither the Company nor any of its Subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its Shares or any interest therein or to pay any dividend or make any distribution in respect thereof; and (iv) no Person is entitled to any rights with respect to the registration of any Shares of the Company or any of its Subsidiaries under the Securities Act (or the securities laws of any other jurisdiction).

                  (c) The aggregate number of shares of Class B Common Stock issuable upon exercise in full of the Warrants (including the Additional Warrants) is 3,477, which, if such shares were issued immediately following the Loon Mountain Closing, would constitute 29.33% of the Common Stock calculated on a fully-diluted basis assuming
         (x) the conversion, exercise and exchange of all outstanding securities convertible into and exercisable or exchangeable for shares of Common Stock of the Company, including, without limitation, the Warrants then outstanding and (y) the issuance of 400 shares of Class A Common Stock upon the exercise of the Management Options. The Company has reserved 3,477 shares of Class B Common Stock solely for issuance upon exercise of the Warrants and 3,477 shares of Class A Common Stock solely for issuance upon conversion of the shares of Class B Common Stock issued upon exercise of the Warrants. Each share of each class of Common Stock is and shall at all times be convertible into one share of duly authorized, validly issued, fully paid and non-assessable Common Stock of the other class.

                  (d) The aggregate number of the Purchased Common Shares (including the Additional Purchased Common Shares and the shares of Class B Common Stock issuable to John Hancock upon the conversion of the Convertible John Hancock Notes assuming the conversion of the Convertible John Hancock Notes into 378 shares of Class B Common Stock) will constitute (i) 47.76% of the outstanding Common Stock and (ii) 32.13% of the Common Stock calculated on a fully-diluted basis (as aforesaid in section 5.5(c)). The Company has reserved 3,809 shares of Class A Common Stock solely for issuance upon conversion of the Purchased Common Shares.

         5.6.     Financial Statements.  You have been furnished with:

                  (a) the financial statements referred to on Exhibit 5.6(a) attached hereto, which financial statements (subject, in the case of any unaudited financial statements, to the absence of footnote disclosure and normal year-end and audit adjustments) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the financial position and the results of operations and cash flows of the Person(s) purported to be covered thereby as at the respective dates and for the respective periods indicated in conformity with GAAP (subject, in the case of any unaudited financial statements, to the absence of footnote disclosure and normal year-end and audit adjustments);

                  (b) the projections referred to on Exhibit 5.6(b) attached hereto, which projections were prepared in good faith, are based upon assumptions that the Company believes are reasonable and take into account all material information regarding the matters set forth therein. Such projections represent a reasonable estimate by the Company of the future financial performance of the Company and its Subsidiaries. The Company does not presently anticipate any material deviation from such projections and the Company reasonably believes that the results of operations reflected therein are attainable, provided that the Company does not represent that the projected results of operations will be achieved; and

                  (c) the pro forma unaudited consolidated balance sheet of the Company referred to on Exhibit 5.6(c) attached hereto, which balance sheet fairly presents the consolidated financial position of the Company as at October 31, 1997, adjusted on a pro forma basis to give effect to the consummation of the Loon Mountain Acquisition, and each of the other transactions contemplated by the Operative Documents, and reflects all known material liabilities of the Company and its Subsidiaries, contingent or other, as at the Loon Mountain Closing Date, required by GAAP to be reflected therein.

         5.7. Changes; Solvency, etc. Since October 26, 1997: (a) there has been no change in the assets, liabilities or financial condition of the Acquired Loon Mountain Businesses from that set forth in the balance sheets as at such dates referred to on Exhibit 5.6(a) attached hereto, other than changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse; and (b) no condition or event has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. The Company and its Subsidiaries are Solvent.

         5.8. Tax Returns and Payments. The Company and its Subsidiaries have filed all tax returns required by law to be filed and have paid all taxes, assessments and other governmental charges levied upon their respective properties, assets, income, receipts, franchises or sales, other than those not yet delinquent and those, not substantial in aggregate amount, being or about to be contested as provided in section 14.2(a). The income tax liability of the Company and its Subsidiaries (other than the Bear Mountain Subsidiary, the Northstar Subsidiary and the Sierra Subsidiary) is not currently being audited. The Company and its Subsidiaries (other than the Bear Mountain Subsidiary, the Northstar Subsidiary and the Sierra Subsidiary) have not executed any waiver or waivers that would have the effect of extending the applicable statute of limitations in respect of income tax liabilities. The charges, accruals and reserves in the financial statements of the Company and its Subsidiaries in respect of taxes for all fiscal periods are adequate in the opinion of the Company, and the Company knows of no unpaid assessments for additional taxes for any fiscal period or of any basis therefor. The Company and its Subsidiaries are indemnified under the Loon Mountain Acquisition Agreement by the Merger Consideration Recipients (as such term is defined in the Loon Mountain Acquisition Agreement) for certain liabilities in respect of taxes (and all related penalties and other amounts) of the Loon Mountain Subsidiary.

         5.9. Funded Debt, Current Debt, Liens, Investments, Transactions with Affiliates, Leases and Derivative Transactions. Exhibit 5.9 attached hereto correctly describes as to the Company and each of its Subsidiaries (after giving effect to the transactions consummated at the Loon Mountain Closing):

                  (a) all of its Funded Debt and/or Current Debt to be outstanding immediately following the Loon Mountain Closing (other than that evidenced by the Notes);

                  (b) all Liens to which any of its properties and assets will be subject immediately following the Loon Mountain Closing (other than those arising under the Pledge Agreement and those of the character described in section 14.9(c));

                  (c) all of its Investments (and all agreements and commitments to make Investments) to be owned or held (or in effect) immediately following the Loon Mountain Closing (other than Investments of the character described in clauses (a), (b), (c), (e), (f), (g), (i), (j) and (k) of the definition of Restricted Investments);

                  (d) all transactions with Affiliates of the Company and its Subsidiaries which were consummated during the 12-month period ended on the date hereof or which it is now obligated or now intends to consummate at any time in the future (including, without limitation, all transactions involving consulting or management services provided (or to be provided) to the Company or any of its Subsidiaries by any of their respective Affiliates, other than the Gillett Management Agreement); and

                  (e) each lease, other than Capital Leases, under which it is lessee or sublessee and is or shall be obligated to pay $50,000 or more during any period of twelve consecutive months after the date hereof, and, with respect to each such lease, the name of the lessor, the lessee or sublessee, a general description of the property leased, the annual Rental Obligations payable thereunder and the term thereof.

         The Company is not a party to any Derivative Transaction.

         5.10. Title to Properties; Liens; Leases. After giving effect to the Loon Mountain Acquisition, the Company and its Subsidiaries will have good and marketable title to all of their respective properties and assets, free of all Liens (other than the Liens permitted under section 14.9), including, without limitation, the properties and assets reflected in the balance sheets, dated October 26, 1997 (in the case of the Loon Mountain Acquired Businesses), referred to on Exhibit 5.6(a) attached hereto, except for the properties and assets disposed of since such dates in the ordinary course of business. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all material leases under which they operate, and all of such leases are valid, subsisting and in full force and effect. None of such leases contains any unusual or burdensome provision, which, in either case, has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

         5.11. Litigation, etc. There is no action, proceeding or investigation pending or, to the best knowledge of the Company, threatened (or any basis therefor known to the Company), including, without limitation, those referred to on Exhibit 5.11 attached hereto, which questions the validity of any of the Operative Documents or any action taken or to be taken pursuant thereto or which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. There is no outstanding judgment, decree or order, including, without limitation, those referred to on Exhibit
5.11 attached hereto, which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Exhibit 5.11 attached hereto sets forth a complete list of all material pending and, to the best knowledge of the Company, threatened actions, proceedings and investigations and all outstanding judgments, decrees and orders against or affecting the Company and/or any of its Subsidiaries or the Acquired Businesses.

         5.12. Valid and Binding Obligations; Compliance with Other Instruments, Borrowing Restrictions, etc.

                  (a) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants and other equitable remedies). Each of the other Operative Documents to which the Company is a party has been duly authorized by the Company and, when executed and delivered, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants and other equitable remedies).

                  (b) Neither the Company nor any of its Subsidiaries is in violation of or in default under any term of its Organizational Documents, or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to it or any of its properties and assets, in any way which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Without limiting the generality of the foregoing, the Company and each of its Subsidiaries is in compliance with (and neither it nor any of its predecessors in interest has received any notice to the contrary) and there is no reasonable possibility of any liability of or any judgment, decree or order binding upon or applicable to the Company and/or any of its Subsidiaries or any of their respective properties and assets under or on account of any Environmental Laws, except where the same has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

                  (c) The execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents will not violate or constitute a default under, or permit any Person to accelerate or to require the prepayment of any Indebtedness of or the repurchase or redemption of any securities issued by the Company or any of its Subsidiaries or to terminate any lease or agreement of the Company or any of its Subsidiaries pursuant to, or result in the creation of any Lien (other than the Liens created by the Permitted Debt Documents and by the Security Documents) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any term of its Organizational Documents or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to any of them or any of their respective properties and assets.

                  (d) Neither the Company nor any of its Subsidiaries is a party to or bound by or subject to any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation (other than the Operative Documents, the Permitted Debt Documents and laws, statutes, rules or regulations affecting creditors or businesses generally) (i) which restricts its right or ability to incur Indebtedness, to issue securities or to consummate the transactions contemplated hereby; (ii) under the terms of or pursuant to which its obligation to pay all amounts due from it and/or to perform all obligations imposed on it and/or to comply with the terms applicable to it under any of the Operative Documents is in any way restricted; (iii) which contains Restricted Payment Provisions or which restricts its right or ability to make any distributions to its stockholders or in respect of any of its Shares, to mortgage or dispose of its properties, to consummate any merger, consolidation or acquisition, to make Investments or Capital Expenditures, to enter into and perform leases, to pay executive compensation and/or to conduct its business as now conducted and now proposed to be conducted, or (iv) which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

         5.13.    ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance which have not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not individually or in the aggregate result in a Material Adverse Change.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

                  (c) The Company and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate could result in a Material Adverse Change. The Company and the ERISA Affiliates have made all required contributions to Multiemployer Plans. Neither the Company nor any ERISA Affiliate has incurred, nor would reasonably expect to incur, any Withdrawal Liability upon a complete or partial withdrawal from any Multiemployer Plan that individually or in the aggregate could result in a Material Adverse Change. To the best of the Company's knowledge, no Multiemployer Plan is, or is reasonably expected to be, insolvent, in reorganization or terminated within the meaning of Title IV of ERISA.

                  (d) Neither the Company nor any of its Subsidiaries has any expected post retirement benefit obligation (determined in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code).

                  (e) The consummation of the transactions contemplated by the Operative Documents will not involve any transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this section 5.13(e) is made in reliance upon and subject to the accuracy of your representation in section 26(b) as to the sources of the funds used to pay the purchase price of the Securities to be purchased by you.

         5.14. Consents, etc. No consent, approval or authorization of, or declaration or filing with, or other action by, any Person (including, without limitation, any creditor of or lender to the Company or any of its Subsidiaries and any governmental authority) is required as a condition precedent to the valid execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents, including, without limitation, the Loon Mountain Acquisition, other than (a) those specified on
Exhibit 5.14 attached hereto, all of which, if related to the Loon Mountain Acquisition or the other transactions to be consummated in connection therewith, shall have been obtained and shall be unconditional, in full force and effect and not subject to appeal or review on the Loon Mountain Closing Date, and (b) immaterial consents which will be obtained by the Company and its Subsidiaries on a best efforts basis as soon as possible following the Loon Mountain Closing if determined to be in the best interests of the Company and its Subsidiaries by the board of directors of the Company. Without limiting the generality of the foregoing all filings under the Clayton Act and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 required in connection with the Loon Mountain Acquisition shall have been made and any applicable "waiting period" under such Acts shall have expired or been terminated on or before the Loon Mountain Closing Date.

         5.15. Proprietary Rights; Licenses. The Company and its Subsidiaries have all Proprietary Rights and Licenses as are adequate for the conduct of their respective businesses (including, without limitation, in connection with the Acquired Businesses) as now conducted and now proposed to be conducted, without any known conflict with the rights of others. Each such Proprietary Right and License is in full force and effect, all material obligations with respect thereto have been fulfilled and performed by the Company or the applicable Subsidiary and there is no known infringement thereon by any other Person that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. No default in the performance or observance by the Company and/or any of its Subsidiaries (or any of their respective predecessors in interest) of its obligations thereunder has occurred which permits, or after notice of lapse of time or both would permit, the revocation or termination of any material Proprietary Right or License or which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Exhibit 5.15 attached hereto contains a complete and accurate list of all material Proprietary Rights and material Licenses owned or held by the Company and its Subsidiaries.

         5.16. Offer of Securities; Investment Bankers. Neither the Company nor any of its Subsidiaries nor any Person acting on their behalf (a) has directly or indirectly offered the Securities or any part thereof or any similar securities for issue or sale to, or solicited any offer to buy any of the same from, anyone other than you and the Other Purchaser, (b) has taken or will take any action which would bring the issuance and sale of the Securities within the provisions of Section 5 of the Securities Act or the registration or qualification provisions of any applicable blue sky or other securities laws,
(c) has dealt with any broker, finder, commission agent or other similar Person in connection with the sale of the Securities, or (d) is under any obligation to pay any broker's fee, finder's fee or commission in connection with such sale. The only material transaction fees and expenses payable in connection with the transactions contemplated by the Loon Mountain Acquisition) (other than those payable to professionals) are those specified on Exhibits 6(a) attached hereto, all of which fees and expenses are the obligation solely of the Company. There are no closing fees or similar amounts payable to George N. Gillett, Jr. or any of his Affiliates in connection with the Loon Mountain Acquisition.

         5.17. Government Regulation. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended.

         5.18. Labor Relations. No dispute involving employees of Loon Mountain (if involved in the Acquired Loon Mountain Businesses) or of the Company or any of its Subsidiaries or the relationship of Loon Mountain, the Company or any of its Subsidiaries with any such employees has resulted in, or could reasonably be expected to result in, any Material Adverse Change.

         5.19. Disclosure. Neither this Agreement nor any of the other Operative Documents nor any other document, certificate or written statement furnished to you by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated by the Operative Documents (including, without limitation, the Disclosure Documents), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in the light of the circumstances under which such statements were made, it being understood that, except as set forth in section 5.6, no representation or warranty is made with respect to any projections or other prospective financial information. There is no fact known to the Company (other than information concerning general economic conditions known to the public generally) which has resulted in, or could reasonably be expected to result in, a Material Adverse Change which has not been set forth in this Agreement, the other Operative Documents and the other documents, certificates and written statements referred to above in this section 5.19.

6.       Use of Proceeds.

                  (a) The proceeds of the sale of the Additional Securities (together with the proceeds under the Permitted Debt Documents and payments made by the Gillett Family Partnership in respect of its interest in the Company) received by the Company and its Subsidiaries at the Loon Mountain Closing will be used on the Loon Mountain Closing Date to make the payments to the Persons and for the purposes specified on Exhibit 6(a) attached hereto.

                  (b) The Company does not own, and will not, and will not permit any of its Subsidiaries to, directly or indirectly, use any part of the proceeds of the sale of the Securities for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called a "margin security") or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute the transactions contemplated by the Operative Documents a "purpose credit" within the meaning of said Regulation G or cause this Agreement or any of the other Operative Documents to violate Regulation G or any other regulation of the Board of Governors of the Federal Reserve System, or the Exchange Act or any other applicable law, statute, regulation, rule, order or restriction.

7. Financial Statements and Information. The Company will furnish to you in duplicate, so long as you shall be obligated to purchase Securities hereunder or shall hold any of the Securities, and to each other institutional holder from time to time of the Securities:

                  (a) as soon as available and in any event (i) within 40 days after the end of each monthly accounting period and (ii) 45 days after the end of each quarterly accounting period, in each fiscal year of the Company, the consolidated balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such period and for the portion of such fiscal year ended on the last day of such period, in each case setting forth in comparative form the corresponding figures for the same period and portion of the next preceding fiscal year (commencing with the financial statements for periods ending after October 31, 1997) and the corresponding figures from the budgets for such period and for the fiscal year which includes such period;

                  (b) as soon as available and in any event within 100 days after the end of each fiscal year of the Company, the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such year, in each case setting forth in comparative form the corresponding figures for the next preceding fiscal year (commencing with the financial statements for the fiscal year ended October 31, 1998) and the corresponding figures from the budget for such fiscal year, all in reasonable detail and accompanied by the standard unqualified report on such consolidated financial statements of the Company and its Subsidiaries of Ernst & Young L.L.P. (or other accountants of recognized national standing selected by the Company and satisfactory to the Required Holders of each class of Securities), which report shall (i) state that the audit of such accountants in connection with such consolidated financial statements has been conducted in accordance with generally accepted auditing standards and that such accountants believe that such audit provides a reasonable basis for their opinion,
         (ii) contain the other statements required from time to time by the American Institute of Certified Public Accountants for an auditor's standard unqualified opinion (and shall not contain any additional explanatory paragraph concerning uncertainties or other matters), (iii) include the opinion of such accountants that such consolidated financial statements present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as at the end of such fiscal year and the consolidated results of operations and cash flows for such fiscal year, in conformity with GAAP and (iv) be accompanied by a separate certificate from such accountants which shall state (A) that such accountants are familiar with the terms of the Operative Documents and provide negative assurance relative to compliance with the applicable covenants of the Operative Documents as they relate to accounting matters and (B) whether or not their examination has disclosed the existence, during or at the end of the fiscal year covered by such financial statements and/or the date of such certificate, of (x) any "reportable condition" (as defined in Statement on Auditing Standards No. 60 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants) in the internal control structure of the Company or any of its Subsidiaries,
         (y) any Change of Control or (z) any Default or Event of Default and, if their examination has disclosed such a condition or event, specifying in reasonable detail the nature and period of existence thereof;

                  (c) together with each delivery of financial statements pursuant to sections 7(a) and 7(b), an Officers' Certificate which shall:

                           (i) certify that such financial statements have been
                  prepared in accordance with GAAP (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments and the omission of footnotes) applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its Subsidiaries as at the end of and for the periods covered thereby in conformity with GAAP (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments and the omission of footnotes);

                           (ii) state that, after due inquiry, the signers do
                  not have knowledge of the existence, during the fiscal period covered by such financial statements or as at the date of such Officers' Certificate, of (A) any "reportable condition" in the internal control structure of the Company or any of its Subsidiaries, (B) any Change of Control or (C) any Default or Event of Default, or, if such is not the case, specifying in reasonable detail the nature and period of existence thereof and what action the Company or the applicable Subsidiary has taken, is taking and proposes to take with respect thereto;

                           (iii) in the case of each such Officers' Certificate
                  accompanying the quarterly financial statements delivered pursuant to section 7(a) and the annual financial statements delivered pursuant to section 7(b):

                                    (A) show in reasonable detail all
                           computations required to demonstrate compliance, during and at the end of the fiscal period covered by such financial statements, with the provisions of sections 14.5, 14.6, 14.7, 14.9 and 14.15; and

                                    (B) include in reasonable detail
                           management's discussion and analysis of the results of operations and the financial condition of the Company and its Subsidiaries as at the end of and for the fiscal period covered by such financial statements, including a discussion of any significant variation from the budgets for such period delivered pursuant to section 7(h); and

                           (iv) if there shall exist any Subsidiary of the
                  Company as of the date of such Officers' Certificate which did not exist as of the date of the last Officers' Certificate delivered pursuant to this section 7(c), specify with respect to each such Subsidiary the information called for by Exhibit 7(c)(iv), contain a brief description of the nature of each such Subsidiary's business;

                  (d) as promptly as practicable (but in any event not later than five days) after receipt thereof, copies of all material reports or written comments (including, without limitation, audit reports, so-called management letters and any other reports or communications with respect to the internal control structure of the Company or any of its Subsidiaries) submitted by independent accountants or other management consultants;

                  (e) at such time as any securities of the Company or any Subsidiary of the Company are publicly held, as promptly as practicable (but in any event not later than five days) after the same are available, copies of (i) all material press releases issued by the Company or any Subsidiary of the Company, and all notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its stockholders or as any Subsidiary of the Company shall send or make available generally to its stockholders other than the Company and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company or any Subsidiary of the Company furnishes or files, or any officer or director or stockholder of the Company or any of its Subsidiaries furnishes or files with respect to the Company or any of its Subsidiaries, with the Commission (or any analogous foreign governmental authority) or any securities exchange;

                  (f) as promptly as practicable (but in any event not later than five days) after any executive officer of the Company or any of its Subsidiaries becomes aware of the occurrence of any of the following conditions or events, an Officers' Certificate specifying in reasonable detail the nature and period of existence thereof, what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

                  (g) as promptly as practicable (but in any event not later than three days) after any officer or management employee of the Company or any of its Subsidiaries obtains knowledge of the occurrence of any Default or Event of Default, or of any condition or event which has resulted in, or could reasonably be expected to result in, a Material Adverse Change, an Officers' Certificate specifying in reasonable detail the nature and period of existence thereof, what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

                  (h) (i) as promptly as practicable (but in any event not later than the first day of each fiscal year of the Company (commencing with the fiscal year which begins on November 1, 1997)), (A) an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated balance sheets and statements of operations, stockholders' equity and cash flows) and (B) projections (prepared in substantially the same manner and containing substantially the same information as the projections referred to on
         Exhibit 5.6(b) attached hereto) for each of the five succeeding fiscal years and (ii) promptly upon preparation thereof, any other significant budgets and/or projections which the Company or any of its Subsidiaries prepares and any revisions of such annual or other budgets and/or projections;

                  (i) such other material information and notices relating to the Acquired Businesses, the Company and/or any of its Subsidiaries as shall be furnished to or received from (i) any bank, financial institution or other Person to which the Company or any of its Subsidiaries is indebted for borrowed money, including, without limitation, any notice of default or event of default, and/or (ii) any party to the ASC Acquisition Documents, the Fibreboard Acquisition Documents or the Loon Mountain Acquisition Documents, including, without limitation, any notice relating to any adjustment in the purchase price paid for any of the Acquired Businesses or any claim for indemnification, such information and notices to be furnished to the holders of the Securities at the same time as it is furnished to, or immediately after it is received from, any such bank, financial institution or other Person or party; and

                  (j) such other information as from time to time may reasonably be requested by you or by any Significant Holder.

8. Inspection. The Company will permit any Person designated by you or by any Significant Holder on reasonable notice and at your expense or at the expense of such Significant Holder (unless a Default or Event of Default shall have occurred and be continuing, in which case, at the Company's expense), to visit and inspect any of the properties of the Company and its Subsidiaries, to examine its and their books and records (and to make copies thereof and take extracts therefrom) and to discuss its and their affairs, finances and accounts with and to be advised as to the same by, its and their officers, consultants, counsel and accountants, all at such reasonable times and intervals as you or such Significant Holder may desire.

9.       Prepayment of Notes.

         9.1. Optional Prepayment With Premium of Notes. At any time and from time to time, the Company may, at its option, upon notice as set forth in section 9.5, prepay all or any part (in an integral multiple of $1,000,000 and a minimum of $5,000,000 or such lesser principal amount thereof as shall then be outstanding) of the Notes upon the concurrent payment of an amount equal to the Make Whole Amount.

         9.2. Optional Prepayment of the Notes upon Sale of the Company or Public Offerings.

                  (a) Prepayments at the Option of the Company. Concurrently with the closing of a Sale of the Company or a Qualified Public Offering, the Company may, at its option, upon notice as set forth in section 9.4, prepay all (but not less than all) of the Notes upon the concurrent payment to the holder or holders of the Notes of an amount equal to the Special Prepayment Premium; provided that any prepayment of the Notes pursuant to this section 9.2(a): (i) must be made with available net proceeds of the Sale of the Company or the Qualified Public Offering and (ii) must be made on the Sale/Offering Closing Date. Each notice pursuant to section 9.4 of a prepayment under this section 9.2(a) shall be accompanied by an Officers' Certificate certifying and demonstrating that this section 9.2(a) is being complied with in connection with such prepayment.

                  (b) Prepayments at the Option of the Holders of the Notes. If any Sale of the Company or any offering and sale by the Company to the public of its Common Stock (whether or not the same shall constitute a Qualified Public Offering) is to occur, then not less than 30 days nor more than 60 days prior to the occurrence of such Sale of the Company or public offering, the Company will notify each holder of any Notes thereof and shall specify the date upon which it is scheduled to occur. If any holder of any Notes furnishes a written request for prepayment to the Company not more than 30 days after receipt by such holder of such notice from the Company, the Company will prepay the principal amount of the Notes of such holder specified in such written request
         (i) without premium, if such prepayment is to be made on account of any offering and sale by the Company to the public of its Common Stock, and
         (ii) together with a premium equal to the Make Whole Amount, if such prepayment is to be made on account of a Sale of the Company. Each prepayment pursuant to this section 9.2(b) shall occur on the date upon which the Sale of the Company or the public offering is consummated, and no prepayment requested pursuant to this section 9.2(b) by any holder shall be due unless the Sale of the Company or the public offering shall occur.

                  (c) For purposes of this section 9.2:

                           (i) "IRR Equity Securities" shall mean (A) the
                  Warrants (other than the Additional John Hancock Warrants) and
                  (B) the Underlying Securities (other than any Underlying Securities issued or issuable upon exercise of the Additional John Hancock Warrants).

                           (ii) "IRR Notes" shall mean the Notes.

                           (iii) "IRR Securities" shall mean the IRR Notes and
                  the IRR Equity Securities.

                           (iv) "Qualified Public Offering" shall mean an
                  underwritten offering and sale by the Company to the public of its Common Stock pursuant to an effective registration statement filed by the Company with the Commission under the Securities Act, provided that the aggregate net proceeds to the Company from such offering and sale is at least $35,000,000.

                           (v) "Required IRR Amount" shall mean, as applied to
                  any holder of IRR Securities, at any date, the amount which, when added to the sum of all payments in cash actually received by such holder in respect of such IRR Securities prior to such date, would result in such holder earning an internal "cash on cash" per annum rate of return on its IRR Securities of 20% (determined in accordance with generally accepted financial practice and calculated from the Closing Date on which such IRR Securities were issued to the later of
                  (x) the Sale/Offering Closing Date and (y) the third anniversary of the Closing Date on which such IRR Securities were issued). In calculating the Required IRR Amount, it shall be assumed that:

                                    (A) the IRR Notes held by such holder are
                           prepaid in full without premium (notwithstanding the provisions of this section 9 to the contrary) on the Sale/Offering Closing Date;

                                    (B) such holder receives on the
                           Sale/Offering Closing Date a payment in cash in respect of its IRR Equity Securities equal to the product of (1) the aggregate number of IRR Equity Securities then held by and issuable to such holder times (2) the per share value of each such IRR Equity Security determined by reference to the imputed per share price in the case of a Sale of the Company or the net per share amount received by the Company in the case of a Qualified Public Offering; and

                                    (C) all cash payments on the IRR Securities
                           actually received by such holder on or before the later of the Sale/Offering Closing Date and the third anniversary of the Closing Date on which such IRR Securities were issued are reinvested on the date of receipt thereof and earn interest at a per annum rate equal to the Treasury Yield plus 100 basis points as of the date of such reinvestment from such date of receipt through the later of the Sale/Offering Closing Date and the third anniversary of the Closing Date on which such IRR Securities were issued.

                           (vi) "Sale of the Company" shall mean the sale of all
                  or substantially all of the assets of the Company and its Subsidiaries to a third party or parties (other than any Affiliate of the Company).

                           (vii) "Sale/Offering Closing Date" shall mean the
                  date of the closing of the Sale of the Company or of the Qualified Public Offering, as applicable.

                           (viii) "Special Prepayment Premium" shall mean the
                  lesser of: (A) the Required IRR Amount and (B) the Make Whole Amount.

                           (ix) "Treasury Yield" at any time with respect to any
                  cash payments actually received on the IRR Securities by the holder thereof on or before the later of the Sale/Offering Closing Date and the third anniversary of the Closing Date on which such IRR Securities were issued, shall mean and shall be determined by reference to the applicable display on the Bloomberg Financial Markets Service as of 10:00 A.M., Boston time, on the date each such payment is received (or, if such display is no longer available, any publicly available source of similar market data which is generally recognized as reliable and is selected by the Required Holders of the Notes), and shall be the yield on actively traded United States Treasury securities adjusted to a maturity date on the later of the Sale/Offering Closing Date and the third anniversary of the Closing Date on which such IRR Securities were issued (the "Remaining Life"). If the Remaining Life is not equal to the maturity of a United States Treasury security for which a yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of the two closest United States Treasury securities for which such yields are given, except that if the Remaining Life is less than one year, the average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Yield shall be computed to the fifth decimal place (one-thousandth of a percentage point) and then rounded to the fourth decimal point (one-hundredth of a percentage point).

         9.3. Allocation of Partial Prepayments of Notes. In the case of each partial prepayment of the Notes under section 9.1, the principal amount to be prepaid shall be allocated among the Notes at the time outstanding (excluding any Notes at the time owned by the Company or any Affiliate of the Company), in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

         9.4. Notice of Optional Prepayments of Notes. In the case of each prepayment under sections 9.1 or 9.2, the Company shall give written notice thereof to each holder of any Notes not less than 30 nor more than 60 days prior to the date fixed for such prepayment. Each such notice shall set forth: (a) the date fixed for prepayment; (b) the aggregate principal amount of Notes to be prepaid on such date; and (c) the aggregate principal amount of Notes held by such holder to be prepaid on such date, the amount of accrued interest and, in the case of any prepayment under section 9.1 or 9.2, an estimation of the Special Prepayment Premium and Make Whole Amount, if any, to be paid to such holder on such date (together with the calculation of such estimated Special Prepayment Premium or Make Whole Amount, as the case may be, which calculation shall be satisfactory to each holder of the Notes to be prepaid).

         9.5. Maturity; Accrued Interest; Surrender, etc. of Notes. In the case of each prepayment of all or any part of any Note, the principal amount to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the premium, if any, due thereon. Any Note prepaid in full shall be surrendered to the Company at the Company's principal place of business promptly following prepayment and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         9.6. Purchase of Notes. The Company will not, and will not permit any Affiliate of the Company to, directly or indirectly, purchase or otherwise acquire, or offer to purchase or otherwise acquire, any outstanding Notes except
(a) by way of payment or prepayment in accordance with the provisions of the Notes and this Agreement or (b) pursuant to an identical offer made by the Company pro rata and on the same terms to each holder of the Notes at the time outstanding. Any such offer shall provide each holder of Notes with sufficient information to enable it to make an informed decision with respect to such offer and shall remain open for at least 30 days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of the Notes of such fact and the expiration date for the acceptance by such remaining holders of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 days from its receipt of such notice to accept such offer.

         9.7. Payment on Non-Business Days. If any amount hereunder or under the Notes shall become due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.

10.      [Intentionally Omitted.]

11.      Registration, etc.

         11.1.    Registration on Request.

                  (a) In case the Company shall receive from one or more holders of any Registrable Shares a written request or requests that the Company effect any registration, qualification and/or compliance of any Registrable Shares held by (or issuable to) such holder or holders, and specifying the intended method of offering, sale and distribution, the Company will:

                           (i) promptly give written notice of the proposed
                  registration, qualification and/or compliance to each holder of any Registrable Shares; and

                           (ii) as soon as practicable, effect such
                  registration, qualification and/or compliance (including, without limitation, the execution of an undertaking for post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of such amount of Registrable Shares as is specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, by any holder or holders of any Registrable Shares.

                  (b) The obligations of the Company under this section 11.1 are subject to the following qualifications:

                           (i) except as provided in section 11.1(b)(iv), the
                  Company shall only be obligated to effect four registrations pursuant to this section 11.1, of which (A) two shall be effected only if the Company shall have been requested to do so by the holder or holders of 67% or more of the Purchased Common Shares at the time outstanding and (B) two shall be effected only if the Company shall have been requested to do so by the holder or holders of 67% or more of the Underlying Securities at the time outstanding and/or issuable;

                           (ii) except as provided in section 11.1(b)(v), the
                  Company shall not include in any registration, qualification or compliance requested pursuant to this section 11.1 any other securities (including, without limitation, those to be issued and sold by the Company), without the prior written consent of the holder or holders of 67% or more of the Registrable Shares to be included in such registration, qualification or compliance;

                           (iii) the Company shall pay all Registration Expenses
                  related to any registration, qualification and compliance requested pursuant to this section 11.1;

                           (iv) if, in connection with any registration of
                  Registrable Shares pursuant to this section 11.1, the holders of Registrable Shares requesting registration are unable for any reason to include in such registration all of the Registrable Shares for which registration has been requested (including as a result of any limitations imposed as provided in section 11.1(b)(v)), then such holder or holders of the Registrable Shares shall be entitled to an additional registration of Registrable Shares pursuant to this section 11.1; and

                           (v) if, in connection with any underwritten offering
                  pursuant to this section 11.1, the managing underwriter(s) shall suggest a limitation on the number or kind of securities which may be included in any such registration because, in its reasonable judgment, such limitation is necessary to effect an orderly public distribution or to prevent an adverse effect upon such offering, then there shall be included in such registration:

                                    (A) first, the Registrable Shares then
                           requested to be registered by the holders thereof (and, if not all of such Registrable Shares can be included therein on account of such limitation, then the Registrable Shares to be included in such registration shall be allocated among the holders thereof at the time requesting registration in proportion to the aggregate number of Registrable Shares then owned by or issuable to each such holder); and

                                    (B) second, if all of the Registrable Shares
                           then requested to be registered have been so included, any other securities (including, without limitation, those to be issued and sold by the Company) which are to be included in such registration (including, without limitation, any securities to be sold by the Gillett Family Partnership, George N. Gillett, Jr. or any other member of his Family).

         11.2.    Incidental Registration.

                  (a) If the Company at any time or from time to time shall determine to effect the registration, qualification and/or compliance of any of its Shares (whether in connection with an offering by the Company or others) (otherwise than pursuant to a registration on a form inappropriate for an underwritten public offering or relating solely to securities to be issued in a merger, acquisition of the stock or assets of another entity or in a similar transaction), then, in each such case (including the Company's initial public offering), the Company will:

                           (i) promptly give written notice of the proposed
                  registration, qualification and/or compliance (which shall include a list of the jurisdictions in which the Company intends to register or qualify such securities under the applicable blue sky or other state securities laws) to each holder of any Registrable Shares; and

                           (ii) include among the Shares which it then registers
                  or qualifies all Registrable Shares specified by any holder thereof in a written request or requests, made within 30 days after receipt of such written notice from the Company.

                  (b) The obligations of the Company under this section 11.2 are subject to the following qualifications:

                           (i) the Company shall pay all Registration Expenses
                  related to any registration, qualification or compliance requested pursuant to this section 11.2; and

                           (ii) if, in connection with any underwritten offering
                  pursuant to this section 11.2, the managing underwriter(s) shall suggest a limitation on the number or kind of securities which may be included in any such registration because, in its reasonable judgment, such limitation is necessary to effect an orderly public distribution or to prevent an adverse effect upon such offering, then there shall be included in such registration:

                                    (A)     first, the securities to be issued
                           and sold by the Company;

                                    (B) second, if all of the securities to be
                           issued and sold by the Company have been so included, the Registrable Shares then requested to be registered by the holders thereof and any shares of Common Stock then requested to be registered by the Gillett Family Partnership (the "Gillett Shares") (and, if not all of such Registrable Shares and Gillett Shares can be included therein on account of such limitation, then the Registrable Shares and Gillett Shares to be included in such registration shall allocated among the holders thereof at the time requesting registration in proportion to the aggregate number of Registrable Shares and Gillett Shares then owned by or issuable to each such holder); and

                                    (C) third, if all of the securities to be
                           issued and sold by the Company and all of the Registrable Shares and Gillett Shares then requested to be registered have been so included, any securities to be offered for the account of any Person other than the Company and the holders of the Registrable Shares and Gillett Shares.

         11.3.    Permitted Registration; Registration on Form S-3.

                  (a) If and to the extent that any holder or holders of any Registrable Shares shall have, at the time of delivery of the written request referred to in section 11.2, no present intention of selling or distributing such securities, the Company shall be obligated to effect the registration, qualification and compliance of such securities of such holder or holders only (i) if and to the extent, in each case, that such registration, qualification and compliance are at the time permitted by the applicable statutes or rules and regulations thereunder or the practices of the governmental authority concerned and
         (ii) the Company is eligible to file such registration statement on Form S-3 (or any successor form) under the Securities Act.

                  (b) In addition to the rights of the holders of Registrable Shares under sections 11.1 and 11.2, upon the written request by any holder of any Registrable Shares, the Company shall use its best efforts to effect the registration, qualification and compliance of all of the Registrable Shares of the holder making such request, provided that the Company shall be obligated to effect a registration, qualification and compliance requested pursuant to this section 11.3(b) only after November 27, 1999 and only if the Company is then eligible to file the related registration statement on Form S-3 (or any successor form) under the Securities Act. The Company shall pay all Registration Expenses related to each registration, qualification and compliance requested pursuant to this section 11.3(b).

         11.4. Registration Procedures. In the case of each registration, qualification and/or compliance contemplated by this section 11, the Company will keep the holder or holders of Registrable Shares advised in writing as to the initiation of proceedings for such registration, qualification and compliance and as to the completion thereof, and will advise each such holder, upon request, of the progress of such proceedings. In addition, the Company will follow procedures customarily observed by issuers in registered public offerings, and accord to the holder or holders of Registrable Shares all rights (including, without limitation, the right to perform appropriate "due diligence") customarily accorded to selling stockholders in secondary distributions and to managing underwriters if the transaction in question is or were an underwritten public offering. At the expense of the Company or of the party or parties bearing the expenses of such registration, qualification and compliance, the Company will (a) keep such registration, qualification and compliance current and effective by such action as may be necessary or appropriate, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus, for such period as is necessary to permit the exercise of the Warrants and the sale and distribution of the Registrable Shares pursuant thereto, provided that, except in the case of a registration permitted by section 11.3, such period shall not exceed 90 days, (b) take all necessary action under any applicable blue sky or other state securities law to permit such sale and/or distribution, all as requested by the holder or holders of Registrable Shares included therein, provided that the Company shall not be required to so register or qualify the Registrable Shares in any jurisdiction if, solely as a result thereof, the Company must qualify generally to do business therein or consent to general service of process therein,

(c) comply with applicable requirements of all regulatory entities, including, without limitation, the National Association of Securities Dealers, Inc., (d) furnish each holder of Registrable Shares included therein such number of registration statements, prospectuses, supplements, amendments, offering circulars and other documents incidental thereto as such holder from time to time may reasonably request, (e) list all Registrable Shares on each securities exchange on which securities of the same class are then listed and (f) furnish (or cause to be furnished) to each holder of Registrable Shares, all undertakings, agreements, certificates, opinions, financial statements and "comfort letters" of the sort customarily provided to selling stockholders in secondary distributions and to the managing underwriters, if the transaction in question is or were an underwritten public offering. Each holder of Registrable Shares will furnish to the Company upon request by the Company such information regarding such holder and any distribution of Registrable Shares proposed by such holder as may be required to consummate any registration, qualification and/or compliance contemplated by this section 11.

         11.5. Indemnification. Without limiting the generality of section 21, the Company will indemnify, defend and hold harmless each holder of Registrable Shares included in any registration, qualification and/or compliance contemplated by this section 11 and each underwriter of such securities, and each Person, if any, who controls each such holder and underwriter within the meaning of the Securities Act, and their respective directors, officers, employees, agents, advisors and Affiliates (each, an "Indemnified Person"), to the fullest extent enforceable under applicable law against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, supplement, amendment, offering circular or other document related to any registration, qualification or compliance or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) of the Securities Act or other securities laws in connection with any such registration, qualification or compliance, and will reimburse each such Indemnified Person for any legal or any other expenses reasonably incurred in connection with investigating and/or defending (and/or preparing for any investigation or defense of) any such claim, loss, damage, liability, action or violation; provided that the Company will not be liable in any such case to any such Indemnified Person if, but only to the extent that, any such claim, loss, damage, liability, action, violation or expense is finally determined to arise out of or result from any untrue statement in or omission from written information furnished to the Company by an instrument duly executed by such Indemnified Person and stated to be specifically for use therein. Each holder of Registrable Shares will, if securities held by such holder are included in a registration effected pursuant to this section 11, indemnify, defend and hold harmless the Company, each of its directors and officers who signs the related registration statement, and each Person, if any, who controls the Company within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, supplement, amendment, offering circular or other document or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers or Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending (and/or preparing for any investigation or defense of) any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in (or omitted from) such registration statement, prospectus, supplement, amendment, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder and stated to be specifically for use therein; provided that the liability of any such holder under this section 11.5 shall be limited to the net sales proceeds actually received by such holder as a result of the sale by it of securities in such registration.

         11.6. Restrictions on Other Agreements. The Company will not grant any right relating to the registration of its securities if the exercise thereof interferes with or is inconsistent with or will delay (or could reasonably be expected to interfere with or be inconsistent with or delay) the exercise and enjoyment of any of the rights granted under this section 11. The Company will not permit any of its Subsidiaries to effect, or to grant any right relating to, the registration of its securities (except upon the exercise of foreclosure remedies under the Permitted Debt Documents and Permitted Refinancing Documents).

12. Retention of Certain Documents. The Company will keep at its principal executive office a true copy of each of the Operative Documents and each other agreement pursuant to which the Company or any of its Subsidiaries has borrowed money or issued securities (or has the right or obligation to do the same) as at the time in effect, including all exhibits thereto and all amendments, supplements, waivers and consents in respect thereof, and upon request will furnish copies thereof to, and will cause the same to be available for inspection at such office during normal business hours by, any institutional holder of any of the Securities.

13. Board Visitation Rights. The Required Holders of the Notes shall have the right, as a group, to appoint one representative who shall: (a) receive notice of all meetings (both regular and special and including any executive or "private" session) of the board of directors (or other governing body) of the Company and its Subsidiaries and each committee of any such board (such notice to be delivered or mailed as specified in section 23 at the same time as notice is given to the members of any such board and/or committee); (b) be entitled to attend (or, at the option of such representative, monitor by telephone) all such meetings; (c) receive all notices, information and reports which are furnished to the members of any such board and/or committee at the same time and in the same manner as the same is furnished to such members; (d) be entitled to participate in all discussions conducted at such meetings and (e) receive as soon as available copies of the minutes of all such meetings. If any action is proposed to be taken by any such board and/or committee by written consent in lieu of a meeting, the Company will give written notice thereof to such representative, which notice shall describe in reasonable detail the nature and substance of such proposed action and shall be delivered at the same time as notice is given to the members of such board and/or committee but in no event later than seven days prior to the date upon which such action is proposed to be taken. The Company will furnish such representative with a copy of each such written consent not later than five days after it has been signed by its last signatory. Such representative shall not constitute a member of any such board and/or committee and shall not be entitled to vote on any matters presented at meetings of any such board and/or committee or to consent to any matter as to which the consent of any such board and/or committee shall have been requested. The board of directors of the Company shall meet not less frequently than once during each fiscal quarter. The Company will pay the reasonable out-of-pocket expenses of such representative incurred in connection with attending such meetings and/or exercising any rights hereunder, but the Company will not be obligated to otherwise compensate such representative in connection with this section 13.

14. Covenants of the Company. From and after the date of this Agreement, and thereafter so long as any of the Securities shall remain outstanding, the Company will duly perform and observe, for the benefit of the holders of the Securities, each and all of the covenants and agreements hereinafter set forth, provided that, if all of the Notes shall have been paid in full, the Company will not be obligated to perform and observe the covenants and agreements set forth in sections 14.2 (other than 14.2(b) and (e)), 14.4, 14.5, 14.7, 14.9,
14.18, 14.19 or 14.21:

         14.1. Books of Record and Account; Reserves. The Company will, and will cause each of its Subsidiaries to (a) at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with GAAP and (b) set aside on its books from its earnings for each fiscal year all such proper reserves as shall be required in accordance with GAAP in connection with its business.

         14.2. Payment of Taxes; Existence; Maintenance of Properties; Compliance with Laws; Lines of Business; Proprietary Rights. The Company will, and will cause each of its Subsidiaries to:

                  (a) pay and discharge promptly as they become due and payable all material taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its property, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided that no such Person shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP; provided, further, that the Company will, and will cause each of its Subsidiaries to, pay any such tax, assessment, charge, levy or claim prior to the commencement of any proceeding to foreclose any Lien securing the same (unless foreclosure is effectively stayed);

                  (b) do or cause to be done all things necessary to preserve and keep in full force and effect its existence (except that nothing in this section 14.2(b) shall prohibit the consummation of any merger, consolidation or other business combination permitted under sections 14.12, 14.13 or 14.15);

                  (c) maintain and keep its material properties in good repair, working order and condition, so that the business carried on in connection therewith may in the reasonable judgment of the Company be properly and advantageously conducted at all times;

                  (d) comply in all respects with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, all Environmental Laws), except where the failure to so comply has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change; provided that no such Person shall be required by reason of this section 14.2(d) to comply therewith at any time while it shall be contesting its obligation to do so in good faith by appropriate proceedings promptly initiated and diligently conducted, and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP. Without limiting the generality of the foregoing, the Company will, and will cause its Subsidiaries to, (i) comply in all material respects with and maintain a system to assure and monitor continued compliance in all material respects with, and to prevent the possibility of any material liability under, all Environmental Laws and (ii) comply in all material respects with the requirements and recommendations set forth in the Environmental Action Plan furnished to John Hancock under letter dated November 7, 1996;

                  (e) engage only in the Business substantially in the manner described in the Disclosure Documents and keep all of its assets in the United States of America or Canada; and

                  (f) own or have a valid license for or the legal right to all material Proprietary Rights and Licenses used by it in the conduct of its business.

         14.3.    Insurance; Key Man Insurance.

                  (a) The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties and businesses against liability, loss or damage of each kind customarily insured against by Persons of established reputation engaged in the same or a similar business and similarly situated, in such amounts and by such methods as is prudent and customary for such Persons.

                  (b) The Company shall have obtained and at all times (so long as any Notes are outstanding) shall maintain the Gillett Key Man Insurance. So long as any

         Notes are outstanding, such insurance shall be collaterally assigned to the holders of the Notes pursuant to one or more collateral assignments duly recorded with or acknowledged by the issuers of such key man insurance, such that the holders of the Notes shall have a fully perfected first and prior Lien thereon.

         14.4. Limitation on Discount or Sale of Receivables. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, discount or sell any of their accounts receivable, except that the Company or any Subsidiary of the Company may settle doubtful accounts in the ordinary course of business.

         14.5. Limitation on Funded Debt and Current Debt. The Company will not, and will not permit any of its Subsidiaries to, be liable or create, assume, incur, guarantee, or in any manner become liable, contingently or otherwise, in respect of any Funded Debt or Current Debt other than:

                  (a) Funded Debt evidenced by the Notes;

                  (b) Funded Debt and/or Current Debt owing by (i) the Company to any Wholly-Owned Subsidiary, or (ii) any Wholly-Owned Subsidiary to the Company or any other Wholly-Owned Subsidiary, provided that, both at the time of and immediately after giving effect to the incurrence thereof and the retirement of any Indebtedness which is concurrently being retired, no Default or Event of Default shall have occurred and be continuing;

                  (c) in the case of any Subsidiary of the Company, Funded Debt and/or Current Debt arising under the Permitted Debt Documents or any Permitted Refinancing Documents or not otherwise permitted under this section 14.5, provided that:

                           (i) in the case of Funded Debt and Current Debt
                  incurred under the Permitted Debt Documents or not otherwise permitted under this section 14.5, the aggregate outstanding principal amount of all such Funded Debt and Current Debt and all other outstanding Funded Debt and Current Debt of the Company and its Subsidiaries (including the Notes but excluding Funded Debt and Current Debt of the kind permitted under section 14.5(d)) shall not exceed $175,000,000 (plus any increase in the Company's Funded Debt and Current Debt resulting from the "pik" provisions in the Notes) at any time on or after the Loon Mountain Closing Date; and

                           (ii) in the case of any Funded Debt and Current Debt
                  incurred under any Permitted Refinancing Documents, (A) the maximum aggregate principal amount of the Funded Debt and/or Current Debt under the Permitted Refinancing Documents shall not exceed at any time the maximum aggregate principal amount permitted to be incurred under the terms of the Funded Debt and/or Current Debt being extended, refinanced, refunded or renewed, and (B) both at the time of and immediately after giving effect thereto, and the retirement of any Indebtedness which is concurrently being retired, no Default or Event of Default shall have occurred and be continuing;

                  (d) Funded Debt and/or Current Debt of the kind described in, and which is secured by Liens permitted under, section 14.9(d), 14.9(g) and/or 14.9(h), provided that:

                           (i) both at the time of and immediately after giving
                  effect to the incurrence thereof and the retirement of any Indebtedness which is concurrently being retired, no Default or Event of Default shall have occurred and be continuing;

                           (ii) the aggregate principal amount of any Funded
                  Debt and Current Debt incurred pursuant to this section 14.5(d) shall not exceed at any time the Fair Market Value of the property securing such Funded Debt and Current Debt; and

                           (iii) the aggregate outstanding principal amount of
                  all Funded Debt and Current Debt incurred pursuant to this section 14.5(d) shall not exceed $5,000,000 at any time.

For purposes of this section 14.5, any Person becoming a Subsidiary of the Company after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Funded Debt and Current Debt, and any Person extending, refinancing, refunding or renewing any Funded Debt or Current Debt shall be deemed to have incurred such Funded Debt or Current Debt, as the case may be, at the time of such extension, refinancing, refunding or renewal.

         14.6. Limitation on Restricted Payments; Required Distributions to Company by Subsidiaries.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, at any time, declare or make, or incur any liability to declare or make, any Restricted Payment, except that:

                           (i) Booth Creek Ski Holdings may pay management fees
                  required to be paid pursuant to the Gillett Management Agreement (as in effect on the Loon Mountain Closing Date), if:

                                    (A) both at the time of making such payment
                           and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

                                    (B) the aggregate amount of such management
                           fees paid during any fiscal year of the Company shall not exceed the lesser of (1) $750,000 and (2) the sum of (x) $350,000 plus (y) 2.50% of Consolidated EBITDA in excess of $25,000,000 for the then most recently completed fiscal year of the Company;

                  provided, that if management fees required to be paid pursuant to the Gillett Management Agreement are not permitted to be paid under the terms of section 14.6(a)(i)(A) (such fees being hereinafter referred to as "Blocked Management Fees"), such Blocked Management Fees shall accrue without interest and may be paid at such time as no Default or Event of Default shall exist;

                           (ii) the Company may purchase Management Options or
                  shares of Class A Common Stock issued upon exercise of Management Options if (A) both at the time of making such purchase and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (B) each such purchase is made on account of the death or termination of employment of the individual to whom such securities were initially issued and (C) the aggregate amount paid or to be paid in cash or otherwise for all such purchases does not exceed $1,000,000; and

                           (iii) the Company may purchase Purchased Common
                  Shares, Warrants and/or Underlying Securities offered to it pursuant to section 10 of the Stockholders Agreement if, both at the time of and after giving effect to such purchase, no Default or Event of Default shall have occurred and be continuing.

                  (b) The Company will not, and will not permit any of its Subsidiaries to, enter into or be bound by any Restricted Payment Provisions (or any provisions having the same effect) other than the Restricted Payment Provisions contained in the Permitted Debt Documents or the Permitted Refinancing Documents.

                  (c) The Company shall cause each of its Subsidiaries to pay cash dividends to the Company (or, if such Subsidiary is not directly owned by the Company, the "parent" Subsidiary of such Subsidiary) in the maximum amount that each of its Subsidiaries may pay, subject to the provisions of applicable law and of the Permitted Debt Documents and any Permitted Refinancing Documents, and the Company shall deposit such amount in the Interest Payment Reserve Account, provided that no Subsidiary shall be obligated to pay such dividends on any date if, as of such date, the Company shall have on deposit in the Interest Payment Reserve Account an aggregate amount equal to the sum of (i) all accrued and unpaid interest on the Notes (determined without regard to the provisions in the Notes permitting the Company to capitalize accrued interest) and (ii) the aggregate amount of interest that will accrue on the Notes during the period of twelve months commencing on such date (determined without regard to the provisions in the Notes permitting the Company to capitalize accrued interest).

         14.7.    Financial Covenants.

                  (a) Leverage Ratio. The Company will not permit, on any date during any period specified below, the ratio of Consolidated Total Debt outstanding on such date to Consolidated Cash Flow for the period of four consecutive fiscal quarters of the Company ending on, or most recently ended prior to, such date, to exceed the applicable ratio specified below:

                           Period               Ratio

                  From and after the Loon Mountain Closing Date    8.80 to 1.00


                  (b) Fixed Charge Coverage Ratio. The Company will not permit, on any date during any period specified below, the ratio of Consolidated Cash Flow for the period of four consecutive fiscal quarters of the Company ending on, or most recently ended prior to, such date to Consolidated Fixed Charges for such period, to be less than the applicable ratio specified below:

                           Period               Ratio

                  From and after the Loon Mountain Closing Date    0.96 to 1.00


                  (c) Interest Charge Coverage Ratio. The Company will not permit, on any date during any period specified below, the ratio of Consolidated Cash Flow for the period of four consecutive fiscal quarters of the Company ending on, or most recently ended prior to, such date to Consolidated Interest Charges for such period, to be less than the applicable ratio specified below:

                           Period               Ratio

                  From and after the Loon Mountain Closing Date    1.00 to 1.00


                  (d) The Company shall not, and shall not permit any of its Subsidiaries to, engage in any Derivative Transactions other than an "interest rate swap" upon customary and prudent terms with respect to all or any portion of the Funded Debt and Current Debt under the BKB Revolving Credit Agreement which bears interest at a floating rate.

         14.8.    Limitation on Investments.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, own, declare, make or authorize any Restricted Investment except for the purchase of the preferred stock of Ski Lifts, Inc. by DRE, L.L.C. from the former shareholders of Ski Lifts, Inc.

                  (b) Each Person which becomes a Subsidiary of the Company after the Closing Date will be deemed to have made, on the date such Person becomes a Subsidiary of the Company, all Investments of such Person in existence on such date. Investments in any Person that ceases to be a Subsidiary of the Company (but in which the Company or another Subsidiary continues to maintain an Investment) will be deemed to have been made on the date on which such Person ceases to be a Subsidiary of the Company.

         14.9. Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien in respect of any property of any character (whether owned on the date hereof or hereafter acquired), including any income or profits therefrom (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders of the Notes and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property) other than:

                  (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by section 14.2(a);

                  (b) any attachment or judgment Lien, provided that the same does not constitute an Event of Default under section 16.1(i);

                  (c) Liens, charges and encumbrances (other than those (x) created by any Environmental Law or by section 4068 of ERISA and (y) of the kind referred to in any other clause of this section 14.9) which
         (i) are incurred in the ordinary course of business and which are incidental to the conduct of the business of the Company and its Subsidiaries and the ownership of its and their property, (ii) are not incurred in connection with the borrowing of money or the obtaining of advances or credit, (iii) do not in the aggregate materially detract from the value of the property of the Company or its Subsidiaries or materially impair the use thereof in the operation of its or their business and (iv) do not (and could not reasonably be expected to) materially adversely affect the rights of the holders of the Notes or the validity, enforceability or priority of the Liens arising under the Security Documents, including the following Liens (but subject in any event to the foregoing terms of this clause (c)):

                                    (A) pledges or deposits to secure
                           obligations under workers' compensation laws or similar legislation, including Liens or judgments thereunder which are not currently dischargeable;

                                    (B) pledges or deposits to secure
                           performance in connection with bids, tenders or contracts (other than contracts for the payment of money) made in the ordinary course of business (to the extent otherwise permitted by the terms of this Agreement);

                                    (C)     deposits to secure public or
                           statutory obligations of the Company or any of its Subsidiaries;

                                    (D) materialmen's, mechanics', carriers',
                           workers', repairmen's or other like Liens arising in the ordinary course of business (to the extent such Liens are not required to be discharged under section 14.2(a)), or deposits to obtain the release of such Liens;

                                    (E) deposits to secure or in lieu of surety,
                           appeal or customs bonds to which the Company or any of its Subsidiaries is a party;

                                    (F) Liens created by or resulting from any
                           litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted (to the extent such Liens are not required to be discharged under section 14.2(a));

                                    (G) landlords' Liens (imposed by law) under
                           leases to which the Company or any of its Subsidiaries is a party (to the extent otherwise permitted by the terms of this Agreement); and

                                    (H) zoning restrictions, easements, rights
                           of way, encumbrances, licenses and restrictions on the use of real property for minor defects or irregularities in title thereto which (individually and in the aggregate) do not materially impair the use of such property in the operation of the business of the Company or any of its Subsidiaries or the value of such property for the purpose of such business;

                  (d) Liens existing on the Loon Mountain Closing Date, if the same are specified on Exhibit 5.9 attached hereto;

                  (e) any Lien securing Funded Debt and Current Debt permitted under section 14.5(c);

                  (f) any Lien renewing, extending, refinancing or refunding any Lien permitted by clause (d), (e) or (g) of this section 14.9, including all Liens arising under any Permitted Refinancing Documents, provided that (i) the principal amount of the Funded Debt and Current Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such renewal, extension, refinancing or refunding, no Default or Event of Default would exist;

                  (g) any Lien created to secure all or any part of the purchase price, or to secure Funded Debt and/or Current Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of tangible or intangible property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that

                           (i) any such Lien shall extend solely to the item or
                  items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such ac quired or constructed property (or improvement thereon),

                           (ii) the principal amount of the Funded Debt and
                  Current Debt secured by any such Lien shall be permitted under section 14.5(d); and

                           (iii) any such Lien shall be created
                  contemporaneously with, or within 120 days after, the acquisition or construction of such property;

                  (h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Funded Debt and/or Current Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property and (iii) the principal amount of the Funded Debt and Current Debt shall be permitted under section 14.5(d);

                  (i) other Liens not otherwise permitted by clauses (a) through
         (h) of this section 14.9, provided that all Funded Debt and Current Debt secured thereby is permitted under section 14.5(c); and



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



                  (j) any Lien arising under any of the Security Documents to secure the Notes.

         Notwithstanding the foregoing provisions of this section 14.9 or any other provisions of the Operative Documents, the Company will not permit (x) any of the Shares of Booth Creek Ski Holdings to be subject to any Lien, other than those arising under the Pledge Agreement and (y) any of the Shares of any of its Subsidiaries to be pledged to secure the Senior 144A Notes.

         14.10. Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, engage in any transaction (including, without limitation, the making of any Investment, the purchase, sale or exchange of any properties and assets or the rendering of any services) with an Affiliate of the Company or of any of its Subsidiaries (other than (x) any transaction exclusively between or among the Company and/or one or more Wholly-Owned Subsidiaries and (y) the payment of reasonable compensation to officers and directors of the Company (excluding George N. Gillett, Jr. and any member of his Family) and (z) any transaction exclusively between or among the Company, any Wholly-Owned Subsidiaries and/or Ski Lifts, Inc.), unless (a) the terms thereof are not less favorable to the Company or any such Subsidiary in any material respect than would be obtainable at the time in comparable transactions with a Person not such an Affiliate and (b) each of the Unaffiliated Directors (as defined in the Stockholders Agreement) shall have approved such transaction; provided that nothing in this section 14.10 shall prohibit the Company from making any payment required to be paid pursuant to the Gillett Management Agreement, if such payment is permitted to be paid under section 14.6.

         14.11. Limitation on Issuance of Preferred Shares By Subsidiaries. The Company will not permit any Subsidiary to have any outstanding Preferred Shares other than the preferred stock of Ski Lifts, Inc.

         14.12. Limitation on Disposal of Ownership of a Subsidiary; No Subsidiaries Other Than Wholly-Owned Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of any shares of Subsidiary Stock, nor will the Company permit any such Subsidiary to issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                  (a) the issue of directors' qualifying shares by any such Subsidiary;

                  (b) any Transfer of Subsidiary Stock constituting a Transfer described in clause (a) of the definition of "Asset Disposition";

                  (c) the Transfer of all of the Subsidiary Stock of a Subsidiary of the Company owned by the Company and its other Subsidiaries if:

                           (i)  such Transfer satisfies the requirements of
                  section 14.15 here of,

                           (ii) in connection with such Transfer, the entire
                  Investment (whether represented by stock, Indebtedness, claims or otherwise) of the Company and its other Subsidiaries in such Subsidiary is sold, transferred or otherwise disposed of to a Person other than (A) the Company, (B) another Subsidiary not being simultaneously disposed of, or (C) an Affiliate, and

                           (iii) the Subsidiary being disposed of has no
                  continuing Investment in any other Subsidiary of the Company not being simultaneously disposed of or in the Company; and

                  (d) the acquisition of the preferred stock of Ski Lifts, Inc. by DRE, L.L.C. from the former shareholders of Ski Lifts, Inc.

         The Company shall not have any direct or indirect Subsidiary which is not a Wholly- Owned Subsidiary other than Ski Lifts, Inc. which has issued preferred stock which is owned by former shareholders of Ski Lifts, Inc.

         14.13. Limitation on Consolidation or Merger, etc. The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge into any other Person or Transfer all or substantially all of its property in a single transaction or series of transactions to any Person (except that a Subsidiary may (x) consolidate with or merge into, or Transfer all or substantially all of its property in a single transaction or series of transactions to the Company (if the Company is the surviving corporation of such transaction) or a Wholly- Owned Subsidiary (if the surviving corporation to such transaction is a Wholly-Owned Subsidiary) or (y) Transfer all of its property in compliance with section 14.15), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with or into, or the Transfer of all or substantially all of its property in a single transaction or series of transactions to, any other Person so long as:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires as a result of such Transfer all or substantially all of the property of the Company, as the case may be (the "Successor Corporation"), shall be a Solvent corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

                  (b) if the Company is not the Successor Corporation, the Successor Corporation shall have executed and delivered to each holder of Securities its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and each of the other Operative Documents (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders of each class of Securities at the time outstanding), and the Company shall have caused to be delivered to each holder of Securities an opinion of independent counsel reasonably satisfactory to the Required Holders of each class of Securities at the time outstanding, to the effect that all agreements or instruments effecting such assumption are legal, valid and binding obligations of such Successor Corporation enforceable against it in accordance with their respective terms (subject to customary and reasonable qualifications and assumptions) and covering such other matters as the Required Holders of each class of Securities at the time outstanding may reasonably request; and

                  (c) immediately after giving effect to such transaction (i) no Default or Event of Default would exist and (ii) the Company or the Successor Corporation, as applicable, would be permitted by the provisions of section 14.5(c) to incur at least $1.00 of additional Funded Debt owing to a Person other than a Subsidiary of the Company or the Successor Corporation, as applicable.

No Transfer by the Company shall have the effect of releasing the Company (or any successor corporation that shall theretofore have become such in the manner prescribed in this section 14.13) or any of its Subsidiaries from its liability under this Agreement or any of the other Operative Documents.

         14.14. Limitation on Tax Consolidation. The Company will not, and will not permit any of its Subsidiaries to, become a party to a consolidated or combined income tax return with any Person other than the Company and its Subsidiaries.

         14.15. Limitation on Disposition of Property. Except as permitted under section 14.13, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

                  (a) in the good faith opinion of the board of directors of the Company, the Asset Disposition (i) is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged, (ii) is in the best interest of the Company or such Subsidiary and (iii) is not disadvantageous in any material respect to the interests of any holder of any of the Securities; and

                  (b) immediately after giving effect to the Asset Disposition:

                           (i)  no Default or Event of Default would exist;

                           (ii) the Disposition Value of all property that was
                  the subject of any Asset Disposition occurring in the then current fiscal year of the Company would not exceed 10% of Consolidated Total Assets as of the end of the then most recently ended fiscal year of the Company;

                           (iii) the Disposition Value of all property that was
                  the subject of any Asset Disposition occurring on or after the ASC Closing Date would not exceed 30% of Consolidated Total Assets as of the end of the then most recently ended fiscal year of the Company;

                           (iv) all property that was the subject of any Asset
                  Disposition occurring in the then current fiscal year of the Company did not account for more than 10% of Consolidated Cash Flow for the then most recently ended fiscal year of the Company; and

                           (v) all property that was the subject of any Asset
                  Disposition occurring on or after the ASC Closing Date did not account for more than 30% of cumulative Consolidated Cash Flow for the period commencing on the ASC Closing Date and ending on the end of the then most recently ended fiscal quarter of the Company.

If the Net Proceeds Amount for any Transfer is applied to a Property Reinvestment Application within 180 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (b) of this section 14.15 as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

         In addition to the foregoing, the Company and its Subsidiaries may sell real property constituting "development parcels", provided that (x) the aggregate Fair Market Value of all such property sold in any period of 365 consecutive days does not exceed $5,000,000 and (y) at the time of such sale and after giving effect thereto, no Default or Event of Default shall exist.

          14.16. Modification of Certain Documents, Agreements and Instruments; Terms of Permitted Debt Documents.

                  (a) The Company will not, and will not permit any of its Subsidiaries to:

                           (i)      file any resolution of its board of
                  directors (or other governing body) with the Secretary of State of the jurisdiction of its organization;

                           (ii) have a fiscal year which ends on any date other
                  than October 31 in each year;

                           (iii) amend, modify, supplement or waive any term,
                  condition or provision of its Organizational Documents or any of the other agreements, documents or instruments referred to in section 4.3 or in section 4.1(c) or 4.2 (c) of the Existing Securities Purchase Agreements (other than the Permitted Debt Documents, as to which sections 14.16(a)(iv) and 14.16(b) apply) or enter into any agreement, document or instrument or transaction, if the effect thereof is, or could reasonably be expected to be, adverse to the interests of any holder of any of the Securities or to impose restrictions upon the right and obligation of the Company to make payments on the Securities or to impose any Restricted Payment Provisions, in each case that are more restrictive in any material respect than those set forth in its Organizational Documents or such other agreements, documents and instruments as in effect on any Closing Date; or

                           (iv) amend, modify, supplement or waive any term of
                  the Permitted Debt Documents or any Permitted Refinancing Document or enter into any Permitted Refinancing Document, if, after giving effect thereto, (i) any of the terms thereof relating to the amount of or timing of any payment (or prepayment) of the principal of, premium, if any, or interest on any Funded Debt or Current Debt thereunder differs in any material respect from the terms thereof prior to giving effect thereto, (ii) the rate of interest payable on any of the Funded Debt or Current Debt thereunder increases, (iii) the aggregate amount of Funded Debt or Current Debt thereunder increases (or could increase) to an amount greater than the amount of Funded Debt or Current Debt permitted under this Agreement or (iv) the Restricted Payment Provisions contained therein are more restrictive on the Company or any of its Subsidiaries.

                  (b) The Restricted Payment Provisions and other material terms and provisions of the Senior 144A Documents shall be acceptable in all respects to the Required Holders of each class of the Securities. In any event, the Senior 144A Documents shall not include (i) any "cross-default" provisions on the basis of which the holders of the Senior 144A Notes could accelerate such notes upon any Default or Event of Default prior to an acceleration of the Notes, (ii) any restriction on amendments, modifications, supplements or waivers to any term of the Operative Documents or (iii) any obligation for the Company to guarantee the Senior 144A Notes. No amendment shall be made to the terms of the Senior 144A Documents without the consent of the Required Holders of each class of the Securities.

         14.17. Further Assurances. From time to time hereafter, the Company will execute and deliver, or will cause to be executed and delivered, such additional agreements, documents and instruments and will take all such other actions as any holder or holders of the Securities may reasonably request for the purpose of implementing or effectuating the provisions of the Operative Documents.

         14.18. Limitation on Leasebacks. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell or otherwise dispose of any of its property if, as part of the same transaction or series of related transactions, any such Person shall then or thereafter rent or lease as lessee, or similarly acquire the right to possession or use of, such property (or a major portion thereof), or other property which it intends to use for substantially the same purpose or purposes, under any lease, agreement or other arrangement which obligates any such Person to pay rent as lessee or make any other payments for such possession or use.

         14.19. Interest Payment Reserve Account. The Company shall establish and at all times shall maintain a separate account (the "Interest Payment Reserve Account") into which Booth Creek Ski Holdings shall deposit the dividends required to be deposited therein by section 14.6(c). Funds in the Interest Payment Reserve Account shall be segregated from other funds of the Company and its Subsidiaries and held in interest bearing accounts or invested in the United States Government Securities maturing not later than the date such funds are to be used for the purposes set for in section 14.21.

         14.20. Pledge of Shares of Booth Creek Ski Holdings. Upon the execution and delivery of this Agreement, the Company shall execute and deliver the Pledge Agreement, and all agreements, documents and instruments required to be executed and delivered in connection therewith (including, without limitation, the delivery of certificates evidencing the outstanding Shares of Booth Creek Ski Holdings, with stock powers duly executed in blank) shall have been so executed and delivered by the Company in proper form to the holders of the Notes or, at the election of the Required Holders of the Notes, to a collateral trustee for the holders of the Notes reasonably acceptable to the Company and the Required Holders of the Notes. In the event that a collateral trustee is appointed, then the Company hereby agrees it shall pay all reasonable expenses of the collateral trustee. The Company and each holder of the Notes shall enter into such agreements with the collateral trustee as the collateral trustee may reasonably request in connection therewith, including, without limitation, customary agreements concerning indemnification of the collateral trustee in connection with performing under the Pledge Agreement and, to the extent necessary, the terms of the Pledge Agreement shall be appropriately modified to provide for the collateral trustee. The Pledge Agreement shall create in favor of the holders of the Notes a valid and enforceable first priority Lien on all of the outstanding Shares of Booth Creek Ski Holdings (and all rights to acquire such Shares) and immediately following the closing of the issue and sale of the Senior 144A Notes, such Lien shall be perfected. The Shares pledged pursuant to the Pledge Agreement shall not be subject to any other Liens. The Required Holders of the Notes shall be satisfied in all material respects as to all matters incident to the pledge and the Company shall deliver to the holders of the Notes such certifications and opinions of counsel (in form and substance reasonably satisfactory to the Required Holders of the Notes) as may be reasonably requested by the Required Holders of the Notes.

         14.21. Deposit of Dividends in Interest Payment Reserve Account; Application of Dividends to the Payment of Interest on the Notes. The Company will cause Booth Creek Ski Holdings to pay to the Company the maximum amount of dividends which Booth Creek Ski Holdings is permitted to pay under its credit and other agreements, such payments to be made not more than (5) Business Days after Booth Creek Ski Holdings is permitted to make such payments. All such dividends shall be deposited in the Interest Payment Reserve Account immediately after they are received by the Company. Notwithstanding any provisions to the contrary contained in any of the Operative Documents, including, without limitation, the "pik" provisions of the Notes pursuant to which the Company may pay interest on the Notes by adding to the principal amount of the Notes, all cash deposited in the Interest Payment Reserve Account shall be retained in the Interest Payment Reserve Account for the purpose of paying interest on the Notes and, promptly upon receipt, shall be applied to the payment of interest on the Notes in the following order of priority: first, to the payment of capitalized interest and second, if all capitalized interest has been paid in full in cash, to the payment of accrued interest at the time the same becomes due and payable.

15.      Definitions.

         15.1. Definitions of Terms. The terms defined in this section 15.1, whenever used in this Agreement, shall, unless the context otherwise requires, have the following respective meanings:

         "Acquired ASC Businesses" shall mean the assets, properties and businesses acquired (or to be acquired) in the ASC Acquisition.

         "Acquired Businesses" shall mean the Acquired ASC Businesses, the Acquired Fibreboard Businesses and the Acquired Loon Mountain Businesses.

         "Acquired Fibreboard Businesses" shall mean the assets, properties and businesses acquired (or to be acquired) in the Fibreboard Acquisition.

         "Acquired Loon Mountain Businesses" shall mean the assets, properties and businesses acquired (or to be acquired) in the Loon Mountain Acquisition.

         "Additional John Hancock Notes" and "Additional John Hancock Warrants" shall have the respective meanings specified in section 1.

         "Additional Notes" shall have the meaning specified in section 1.

         "Additional Purchased Common Shares" shall have the meaning specified in section 1.

         "Additional Securities" shall have the meaning specified in section 1.

         "Additional Warrants" shall have the meaning specified in section 1.

         "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such first-mentioned Person, or any individual, in the case of a Person who is an individual, who has a relationship by blood, marriage or adoption to such first-mentioned Person not more remote than first cousin, and, without limiting the generality of the foregoing, shall include (a) any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of Voting Stock or other Shares of such first-mentioned Person, (b) any Person of which such first-mentioned Person owns or holds, directly or indirectly, 5% or more of any class of Voting Stock or other Shares and (c) any director or officer of such first-mentioned Person; provided that, for purposes hereof, in no event shall you or any other institutional holder of Securities be deemed to be an Affiliate of the Company or any of its Subsidiaries. For the purposes of



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



this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or by contract or otherwise.

         "ASC" shall mean American Skiing Company, a Maine corporation.

         "ASC Acquisition" shall mean the acquisition by the Mount Cranmore Subsidiary and the Waterville Valley Subsidiary of the Acquired ASC Businesses pursuant to the ASC Acquisition Documents.

         "ASC Acquisition Agreement" shall mean the Purchase and Sale Agreement, dated as of August 30, 1996, by and among Waterville Valley Ski Area, Ltd., Cranmore, Inc., ASC and Booth Creek Ski Acquisition.

         "ASC Acquisition Documents" shall mean the ASC Acquisition Agreement, the ASC Seller Note and the other agreements, documents and instruments related thereto.

         "ASC Closing" and "ASC Closing Date" shall have the respective meanings specified in section 3 of the Existing Securities Purchase Agreements.

         "ASC Seller Note" shall mean the subordinated secured promissory note in the original aggregate principal amount of not more than $2,750,000 issued by Booth Creek Ski Acquisition, the Mount Cranmore Subsidiary and the Waterville Valley Subsidiary to ASC, referred to in Section 4.03(b) of the ASC Acquisition Agreement.

         "Asset Disposition" shall mean any Transfer except:

                  (a) any Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary, provided that, both before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

                  (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or
         (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

         "Bear Mountain Subsidiary" shall mean Bear Mountain, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

         "BKB" shall mean BankBoston, N.A., a national banking association.

         "BKB Revolving Credit Agreement" shall mean the agreement between BKB and Booth Creek Ski Holdings providing for the BKB Revolving Credit Loan.

         "BKB Revolving Credit Documents" shall mean the BKB Revolving Credit Agreement and the other agreements, documents and instruments related thereto.

         "BKB Revolving Credit Loan" shall mean the $25,000,000 revolving credit facility to be established by BKB for Booth Creek Ski Holdings on or before the Loon Mountain Closing Date.

         "Booth Creek Ski Acquisition" shall mean Booth Creek Ski Acquisition Corp., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

         "Booth Creek Ski Holdings" shall mean Booth Creek Ski Holdings, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

         "Business" shall have the meaning specified in section 5.4.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day which shall be in Boston, Massachusetts or New York, New York a legal holiday or a day on which banking institutions therein are authorized by law to close.

         "Capital Lease" shall mean any lease or similar arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder are required to be capitalized and shown as liabilities upon a balance sheet of such lessee or obligor prepared in accordance with GAAP.

         "Capital Expenditures" of any Person shall mean any payment made, directly or indirectly, by such Person for the purpose of acquiring or constructing fixed assets, real property or equipment which, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person, including, without limitation, any payment made under any Capital Lease or any conditional sale or other title retention agreement.

         "Cash Flow" of any Person shall mean, for any period, the Net Income of such Person for such period after restoring thereto amounts deducted for (a) Fixed Charges, (b) taxes in respect of income and profits and (c) depreciation and amortization, determined in accordance with GAAP.

         "Change of Control" shall mean and shall be deemed to have occurred if at any time for whatever reason:

                  (a) the Gillett Family ceases to own and control beneficially and of record at least 90% of the outstanding Shares of each class of Voting Stock of the Company (other than as a result of the conversion of any of the Purchased Common Shares and/or Underlying Securities into shares of Class A Common Stock); or

                  (b) George N. Gillett, Jr. ceases to serve as chairman of the Company for any reason other than by reason of his death or permanent disability.

         "CIBC Fund" shall mean CIBC WG Argosy Merchant Fund 2, L.L.C., a Delaware limited liability company.

         "CIBC Notes" shall mean the Notes issued to CIBC Fund at the ASC Closing, the Fibreboard Closing and/or the Loon Mountain Closing and any Note or Notes issued in exchange therefor or replacement thereof (including any Notes issued to any successor, assign or transferee of CIBC Fund).

         "Class A Common Stock" shall mean the Class A Common Stock, $.001 par value, of the Company as constituted on the ASC Closing Date and any Shares into which such Common Stock shall have been changed or any Shares resulting from any reclassification of the Common Stock.

         "Class B Common Stock" shall mean the Class B Common Stock, $.001 par value, of the Company as constituted on the ASC Closing Date and any Shares into which such Common Stock shall have been changed or any Shares resulting from any reclassification of the Common Stock.

         "Closing" shall mean the ASC Closing, the Fibreboard Closing and/or the Loon Mountain Closing, as applicable.

         "Closing Date" shall mean the ASC Closing Date, the Fibreboard Closing Date or the Loon Mountain Closing Date, as applicable.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency from time to time administering the Securities Act and/or the Exchange Act.

         "Common Stock" shall mean the Class A Common Stock and Class B Common Stock.

         "Company" shall mean Booth Creek Ski Group, Inc., a Delaware corporation, and any successor thereto.

         "Consolidated Cash Flow", "Consolidated EBITDA" and "Consolidated Net Income" shall mean the Cash Flow, EBITDA and Net Income, as the case may be, of the Company and its Subsidiaries (whether or not ordinarily consolidated in consolidated financial statements of the Company and Subsidiaries), all consolidated in accordance with GAAP, and after giving appropriate effect to outside minority interests, if any, in Subsidiaries, provided that in determining Consolidated Cash Flow, Consolidated EBITDA and Consolidated Net Income there shall be excluded:

                  (a) the Net Income of any Person (other than a Subsidiary of the Company) in which the Company or any Subsidiary of the Company has an ownership interest, except to the extent that any such Net Income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions;

                  (b) any undistributed Net Income of a Subsidiary of the Company which for any reason is unavailable for distribution to the Company or any other Subsidiary of the Company;

                  (c) the Net Income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or a Subsidiary of the Company;

                  (d) in the case of a successor to the Company by consolidation, merger or transfer of assets, the Net Income of such successor accrued prior to such consolidation, merger or transfer;

                  (e) any deferred or other credit representing the excess of the equity in any Subsidiary of the Company at the date of acquisition thereof over the cost of the investment in such Subsidiary;

                  (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during the same period;

                  (g) any aggregate net gain and any aggregate net loss arising from the sale, conversion, exchange or other disposition of capital assets, including, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: (A) fixed assets, whether tangible or intangible, (B) all inventory sold in conjunction with the disposition of fixed assets and (C) all Shares or other securities;

                  (h) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down);

                  (i) any net gain from the collection of any proceeds of life insurance policies;

                  (j) any gain arising from the acquisition of any Shares or other securities or the extinguishment, under GAAP, of any Indebtedness, of the Company or any Subsidiary of the Company;

                  (k) any net income or gain (but not any net loss) from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP and (iii) any discontinued operations or the disposition thereof; and

                  (l) any portion of net income that cannot be freely converted into United States Dollars;

provided, further, that in determining Consolidated Cash Flow, Consolidated EBITDA and Consolidated Net Income, the Net Income of any Person for any period shall be (x) increased by the amount deducted therefrom in respect of "non cash costs of real estate sales" incurred during such period and (y) decreased by the amount of "cash real estate development costs" to the extent capitalized during such period.

         "Consolidated Current Assets", "Consolidated Current Liabilities", "Consolidated Fixed Charges", "Consolidated Interest Charges", "Consolidated Total Assets" and "Consolidated Total Debt" shall mean the Current Assets, Current Liabilities, Fixed Charges, Interest Charges, Total Assets and Total Debt, as the case may be, of the Company and its Subsidiaries (whether or not ordinarily consolidated in consolidated financial statements of the Company and Subsidiaries), all consolidated in accordance with GAAP, and after giving appropriate effect to outside minority interests, if any, in Subsidiaries.

         "Convertible John Hancock Notes" shall have the meaning specified in section 1.

         "Current Assets" of any Person shall mean, at any date, all assets of such Person which would, in accordance with Closing Date GAAP, be classified as current assets at such date.

         "Current Debt" of any Person shall mean, at any date, without duplication of amounts, (a) all Indebtedness for borrowed money or in respect of Capital Leases or the deferred purchase price of property (including, without limitation, all Indebtedness of the kind referred to in clauses (b), (c), (d) and (e) of the definition of Indebtedness), whether or not interest bearing and whether secured or unsecured, of such Person at such date which would, in accordance with GAAP, be classified as short-term Indebtedness at such date, but specifically excluding the current maturities of such Person's Funded Debt, (b) all Guarantees by such Person at such date of Current Debt of others, and (c) the aggregate amount which is due on or before the expiration of one year from such date in respect of any Redeemable Shares of such Person (other than the Purchased Common Shares, the Warrants and the Underlying Securities).

         "Current Liabilities" of any Person shall mean, at any date, all Indebtedness of such Person which would, in accordance with Closing Date GAAP, be classified as current liabilities at such date.

         "Default" shall mean any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default.

         "Derivative Transactions" shall mean (a) any rate, basis, commodity, currency, debt or equity swap, (b) any cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt or equity exchange or forward agreement,
(d) any rate, basis, commodity, currency, debt or equity option, (e) any other similar agreement, (f) any option to enter into any of the foregoing, (g) any master agreement or other agreement providing for any of the foregoing and (h) any combination of any of the foregoing.

         "Disposition Value" shall mean, at any time, with respect to any property:

                  (a) in the case of property that does not constitute Subsidiary Stock, the greater of (i) the book value thereof and (ii) the Fair Market Value thereof, in each case valued at the time of such disposition in good faith by the Company, and

                  (b) in the case of property that constitutes Subsidiary Stock, an amount equal to the greater of:

                           (i) that percentage of the book value of the assets
                  of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary; and

                           (ii) that percentage of the Fair Market Value of the
                  assets of the Subsidiary that issued such stock as is equal to the percentage that the Fair Market Value of such Subsidiary Stock represents of the Fair Market Value of all of the outstanding capital stock of such Subsidiary;

         assuming, in making such calculations, that all securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion, in each case determined at the time of the disposition thereof, in good faith by the Company.

         "EBITDA" of any Person shall mean, for any period, the Net Income of such Person for such period after restoring thereto amounts deducted for (a) Interest Charges, (b) taxes in respect of income and profits and (c) depreciation and amortization, determined in accordance with GAAP.

         "Environmental Laws" shall mean any law, statute, rule, regulation or other governmental standard or requirement relating or pertaining to (a) the generation, manufacture, management, handling, use, sale, transportation, treatment, storage, disposal, delivery, discharge, release or emission of any waste, pollutant or toxic, hazardous or other substance (including, without limitation, petroleum or petroleum-derived materials), or (b)



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



any other act, omission or condition affecting or involving the environment or air or water pollution or soil or groundwater contamination.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings thereunder.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) that, together with the Company, would be treated as a single employer under section 4001(b) of ERISA, or that is a member of a group of which the Company is a member and that is a controlled group within the meaning of section 4971(e)(2)(B) of the Code.

         "Event of Default" shall have the meaning specified in section 16.1.

         "Existing Notes" shall have the meaning specified in section 1.

         "Existing Warrants" shall have the meaning specified in section 1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "Fair Market Value" shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "Family", as applied to any individual, shall mean (a) the children of such individual (by birth or adoption), (b) the parents, spouse and siblings of such individual, (c) the children of such siblings, (d) any trust solely for the benefit of any one or more of such aforementioned individuals (so long as such individuals have the exclusive right to control such trust) and (e) the estate of such individual.

         "Fibreboard" shall mean Fibreboard Corporation, a Delaware corporation.

         "Fibreboard Acquisition" shall mean the acquisition by the Northstar Subsidiary, the Sierra Subsidiary and the Bear Mountain Subsidiary of the Acquired Fibreboard Businesses pursuant to the Fibreboard Acquisition Documents.

         "Fibreboard Acquisition Agreement" shall mean the Stock Purchase and Indemnification Agreement among Booth Creek Ski Holdings, Fibreboard, Trimont Land Company, Sierra-at-Tahoe, Inc. and Bear Mountain, Inc., dated as of November 26, 1996.

         "Fibreboard Acquisition Documents" shall mean the Fibreboard Acquisition Agreement and the other agreements, documents and instruments related thereto.

         "Fibreboard Closing" and "Fibreboard Closing Date" shall have the respective meanings specified in section 3 of the Existing Securities Purchase Agreements.

         "Fixed Charges" of any Person shall mean, for any period, the sum (without duplication of amounts) of all Interest Charges and all Rental Obligations of such Person for such period, determined in accordance with GAAP.

         "Funded Debt" of any Person shall mean, at any date, without duplication of amounts, (a) all Indebtedness for borrowed money or in respect of Capital Leases or the deferred purchase price of property (including, without limitation, all Indebtedness of the kind referred to in clauses (b), (c), (d) and (e) of the definition of Indebtedness), whether or not interest-bearing, of such Person which would, in accordance with GAAP, be classified as long-term Indebtedness at such date, but in any event including all such Indebtedness, whether secured or unsecured, of such Person which matures (or which, pursuant to the terms of a revolving credit agreement or otherwise, is directly or indirectly renewable or extendible at the option of such Person for a period ending) more than one year after the date of the creation thereof, notwithstanding the fact that payments in respect thereof (whether installment, serial maturity or sinking fund payments or otherwise) are required to be made by such Person not more than one year after the date as of which the amount of Funded Debt is being determined, other than any amount thereof which is at the time included in Current Debt of such Person, (b) all Guarantees by such Person at such date of Funded Debt of others and (c) the aggregate amount which is due more than one year from such date in respect of any Redeemable Shares of such Person (other than the Purchased Common Shares, the Warrants and Underlying Securities).

         "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

         "Gillett Family" shall mean the individuals or trust(s) indicated as being a member of the Gillett Family on Exhibit 5.5(a) attached hereto and, as to any such individual, each other member of such individual's Family.

         "Gillett Family Partnership" shall mean Booth Creek Partners Ltd. II, L.L.L.P., a Colorado limited liability partnership.

         "Gillett Key Man Insurance Policy" shall mean one or more insurance policies issued by one or more insurers reasonably acceptable to the Required Holders of the Notes on the life of George N. Gillett, Jr. having a death benefit at all times of not less than $5,000,000 and which is collaterally assigned to the holders of the Notes.

         "Gillett Management Agreement" shall mean the Management Agreement dated November 27, 1996 by and between Booth Creek Ski Holdings and the Gillett Management Company, as amended from time to time with the written consent of each of the Unaffiliated Directors (as defined in the Stockholders Agreement), provided no such amendment shall increase the amount of management fees required to be paid thereunder..



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



         "Gillett Management Company" shall mean Booth Creek, Inc.

         "Gillett Shares" shall have the meaning specified in section 11.2.

         "Gillett Side Letter" shall have the meaning specified in section 4.3.

         "Guarantee" of any Person shall mean, at any date, any obligation of such Person at such date guaranteeing, directly or indirectly, any Indebtedness, liability or other obligation of any other Person in any manner, but in any event including all endorsements (other than for collection or deposit in the ordinary course of business), all discounts with recourse and all obligations incurred through an agreement, contingent or otherwise, (a) to purchase the obligations of any other Person or any security therefor or to advance or supply funds for the payment or purchase of such obligations, or (b) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell transportation or services, primarily for the purpose of enabling the obligor to make payment of such obligations or to assure the owner of such obligations against loss, regardless of the delivery or non-delivery of the property, products, materials or supplies or the furnishing or nonfurnishing of the transportation or services, or (c) to provide funds for the payment of, or obligating such Person to make, any loan, advance, capital contribution or other investment in the obligor for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for any date or to provide funds for the payment of any obligation, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in the obligor. The amount of any Guarantee shall be equal to the amount of all Indebtedness, liabilities and other obligations directly or indirectly guaranteed thereby.

         "Indebtedness" of any Person shall mean, at any date, all indebtedness, liabilities and other obligations of such Person at such date (other than items of shareholders' equity) which would, in accordance with GAAP, be classified as liabilities of such Person, but in any event including (without duplication):

                  (a) all Guarantees of such Person;

                  (b) all indebtedness, liabilities and other obligations secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations;

                  (c) all indebtedness, liabilities and other obligations of such Person arising under any conditional sale or other title retention agreement, whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property;

                  (d) the amount of the obligation required to be recorded by the lessee in respect of any Capital Lease under which such Person is lessee; and




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



                  (e) all indebtedness, liabilities and other obligations arising in connection with letters of credit, bankers acceptances or other credit enhancement facilities.

         "Indemnified Costs" and "Indemnitee" shall have the respective meanings specified in section 21.

         "Indemnified Person" shall have the meaning specified in section 11.5.

         "Interest Charges" of any Person shall mean, for any period, the aggregate amount of all interest paid, payable or guaranteed during such period by such Person in respect of Funded Debt and Current Debt, including, without limitation, Rental Obligations on Capital Leases, determined in accordance with GAAP.

         "Interest Payment Reserve Account" shall have the meaning specified in section 14.19.

         "Investment" of any Person shall mean any investment made by such Person in any other Person by stock purchase, capital contribution, loan, advance, acquisition of Indebtedness, Guarantee or otherwise.

         "John Hancock" shall mean John Hancock Mutual Life Insurance Company, a Massachusetts mutual life insurance company.

         "John Hancock Notes" shall mean the Notes issued to John Hancock at the ASC Closing, the Fibreboard Closing and/or the Loon Mountain Closing and any Note or Notes issued in exchange therefor or replacement thereof (including any Notes issued to any successor, assign or transferee of John Hancock).

         "John Hancock Warrants" shall mean the Warrants issued to John Hancock at the ASC Closing, the Fibreboard Closing and/or the Loon Mountain Closing and any Warrants issued in exchange therefor or replacement thereof (including any Warrants issued to any successor, assign or transferee of John Hancock).

         "John Hancock Underlying Securities" shall mean the Underlying Securities issued or issuable upon exercise of the John Hancock Warrants (including any Underlying Securities issued to any successor, assign or transferee of John Hancock).

         "Licenses" shall mean certificates of public convenience and necessity, franchises, licenses and other permits and authorizations from governmental authorities.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or otherwise), preference, priority, security interest, chattel mortgage or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any lease having substantially the same effect as any of the foregoing.

         "Loon Mountain" shall mean Loon Mountain Recreation Corporation, a New Hampshire corporation.

         "Loon Mountain Acquisition" shall mean the acquisition by the Loon Mountain Subsidiary of the Acquired Loon Mountain Businesses pursuant to the Loon Mountain Acquisition Documents.

         "Loon Mountain Acquisition Agreement" shall mean the Agreement and Plan of Merger, dated as of September 18, 1997, as amended as of December 22, 1997, by and among the Company, LMRC Acquisition Corp. and Loon Mountain.

         "Loon Mountain Acquisition Documents" shall mean the Loon Mountain Acquisition Agreement and the other agreements, documents and instruments related thereto.

         "Loon Mountain Closing" and "Loon Mountain Closing Date" shall have the respective meanings specified in section 3.

         "Loon Mountain Subsidiary" shall mean Loon Mountain Recreation Corporation, a New Hampshire corporation and the surviving entity of the merger between Loon Mountain and LMRC Acquisition Corp., a New Hampshire corporation and a Wholly-Owned Subsidiary of the Company immediately prior to such merger.

         "Make Whole Amount" shall mean, at any date, with respect to any prepayment or payment (whether on account of acceleration or otherwise) of any Notes, if the Treasury Rate plus 100 basis points at such date is lower than 12% per annum, the excess of (x) the present value of the principal and interest payments on and in respect of the Notes being prepaid or paid, as the case may be, that would otherwise become due and payable (without giving effect to such prepayment or payment) (including the final payment on the maturity date of the Notes), discounted at a rate which is equal to the Treasury Rate plus 100 basis points over (y) the principal amount of the Notes being prepaid or paid, as the case may be, at par. If the Treasury Rate plus 100 basis points at the date of such prepayment or payment is equal to or higher than 12% per annum, the Make Whole Amount is zero.

         "Management Options" shall mean options for shares of Class A Common Stock granted or to be granted to employees of the Company or any of its Subsidiaries (excluding George N. Gillett, Jr. or any member of his Family), provided that the aggregate number of shares of Class A Common Stock issued and issuable pursuant to such Options does not exceed 400 shares (adjusted appropriately for stock splits and combinations, stock dividends and the like).

         "Material Adverse Change" shall mean a material adverse change in or effect upon any of (a) the condition (financial or otherwise), business, performance, operations, properties or profits of any of the Acquired Businesses, the Company or any of its Subsidiaries or the Company and its Subsidiaries taken as one enterprise, (b) the legality, validity or enforceability of this Agreement, the Securities or any of the other Operative Documents, including, without limitation, the validity, enforceability, perfection and priority of any Liens created by the Security Documents, (c) the rights and remedies of any holder of Securities with respect to the Securities or (d) the ability of the Company or any of its Subsidiaries to perform its obligations under any of the Operative Documents and/or to comply with any of the terms thereof applicable to it.

         "Mount Cranmore Subsidiary" shall mean Mount Cranmore Ski Resort, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

         "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

         "Net Income" of any Person shall mean, for any period, the net income (or net loss) of such Person for such period, determined in accordance with GAAP.

         "Net Proceeds Amount" shall mean, with respect to any Transfer of any property by any Person, an amount equal to the remainder of:

                  (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

                  (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by (or reserved for) such Person in connection with such Transfer.

         "Notes" shall have the meaning specified in section 1.

         "Northstar Subsidiary" shall mean Trimont Land Company, a California corporation and a Wholly-Owned Subsidiary of the Company.

         "Officers' Certificate" shall mean a certificate signed on behalf of the Company by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers.

         "Operative Documents" shall mean this Agreement, the Other Securities Purchase Agreement, the Securities, the Security Documents, the Stockholders Agreement, the Gillett Side Letter and each of the other agreements, documents and instruments executed in connection herewith and therewith, each as it may from time to time be amended, modified or supplemented.

         "Organizational Documents" of any Person shall mean such Person's charter and by-laws, partnership agreement, operating agreement, trust agreement, as applicable, and/or any other similar agreement, document or instrument and, in the case of the Company, shall include its Certificate of Incorporation.

         "Original Purchased Common Shares" shall have the meaning specified in section 1.

         "Other Purchaser" and "Other Securities Purchase Agreement" shall have the respective meanings specified in section 1.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Permitted Debt Documents" shall mean (a) the BKB Revolving Credit Agreement, (b) the Senior 144A Indenture and (c) the ASC Seller Note, each as in effect on the ASC Closing Date the Fibreboard Closing Date, Loon Mountain Closing Date, as applicable, and as amended, modified and supplemented in compliance with the terms hereof.

         "Permitted Refinancing Documents" shall mean the agreements, documents and instruments executed in connection with any extension, refinancing, refunding or renewal of any Funded Debt and/or Current Debt under any Permitted Debt Documents, provided that the terms and conditions of such agreements, documents and instruments, including, without limitation, all Restricted Payment Provisions, are no more restrictive upon the Company and/or any of its Subsidiaries and no more adverse to the interests of the holder of any of the Securities than those of the Permitted Debt Documents being extended, refinanced, refunded or renewed.

         "Person" shall mean an individual, a corporation, an association, a joint-stock company, a business trust or other similar organization, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

         "Plan" shall mean an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate (while an ERISA Affiliate) or with respect to which the Company or any ERISA Affiliate may have any material liability.

         "Pledge Agreement" shall have the meaning specified in section 1.

         "Preferred Shares", as applied to any Person, shall mean Shares of such Person which shall be entitled to preference or priority over any other Shares of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation.

         "Property Reinvestment Application" shall mean, with respect to any Transfer of property, the satisfaction of each of the following conditions:

                  (a) an amount equal to at least 90% of the Net Proceeds Amount with respect to such Transfer shall have been applied to the acquisition by the Company, or any of its Subsidiaries making such Transfer, of property that upon such acquisition is unencumbered by any Lien (other than Liens permitted under section 14.9) and that:

                           (i) constitutes property that (x) is property
                  classifiable under GAAP as non-current, to the extent that such proceeds are derived from the transfer of property that was properly classifiable as non-current, and otherwise properly classifiable as either current or non-current, (y) is to be used in the ordinary course of business of the Company and its Subsidiaries and (z) has a Fair Market Value equal to or greater than 90% of the Fair Market Value of the property that was the subject of such Transfer, or

                           (ii) constitutes Shares of a Person that shall be, on
                  or prior to the time of such acquisition, a Wholly-Owned Subsidiary of the Company, and shall invest the proceeds of such acquisition in property of the nature described in the immediately preceding clause (i); and

                  (b) the Company shall have delivered an Officers' Certificate to each holder of a Note referring to section 14.15 and identifying the property that was the subject of such Transfer, the Disposition Value of such property, the portion of Consolidated Cash Flow for the applicable measurement periods under section 14.15 that was generated by such property and the nature, terms, amount and application of the proceeds from the Transfer.

         "Proprietary Rights" shall mean any patents, registered and common law trademarks, service marks, trade names, brand names, copyrights, licenses and other similar rights (including, without limitation, know-how, trade secrets and other confidential information) and applications for each of the foregoing, if any.

         "Purchased Common Shares" shall have the meaning specified in section 1.

         "Qualified Public Offering" shall have the meaning specified in section 9.2.

         "Qualifying Transaction" shall have the meaning specified in section
9.3.

         "Redeemable" shall mean, with respect to any Shares of any Person, each Share of such Person that is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Funded Debt or Current Debt of such Person, (i) at a fixed or determinable date, whether by operation of any sinking fund or otherwise, (ii) at the



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



option of any Person other than such Person or (iii) upon the occurrence of a condition not solely within the control of such Person or (b) convertible into other Redeemable Shares.

         "Registrable Shares" shall mean the Underlying Securities and the Purchased Common Shares, except that, as to any particular Registrable Shares, such securities, once issued, will cease to be Registrable Shares when (a) a registration statement covering such securities has been declared effective and such securities have been disposed of pursuant to an effective registration statement or (b) such securities are sold to the public in accordance with Rule 144 (or any similar provision then in force) under the Securities Act. A Person shall be deemed to be a "holder of Registrable Shares" for purposes of section 11 if such Person is the holder of any Warrants, any Underlying Securities and/or any Purchased Common Shares.

         "Registration Expenses" shall mean all fees, expenses and disbursements related to any registration, qualification or compliance pursuant to section 11, including, without limitation, all registration, filing, rating and listing fees, blue sky fees and expenses, printing expenses, fees and disbursements of counsel (including, without limitation, the fees, expenses and disbursements of counsel for the holder or holders of the Registrable Shares), and expenses of any special audits incident to or required by any registration, qualification or compliance, except that Registration Expenses shall not include any underwriters' discounts or commissions attributable to any Registrable Shares registered and sold pursuant to any such registration.

         "Rental Obligations" of any Person shall mean, for any period, all rents and other amounts (including as such, all payments which such Person is obligated to make to the lessor on termination of any lease and/or on surrender of the leased property other than payments for which such Person is contingently liable on account of early termination or breach of such lease) paid, payable or guaranteed during such period by such Person, as lessee or sublessee under any lease, including any amount required to be paid by such Person (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, utilities and similar charges, determined in accordance with GAAP. Whenever it is necessary to determine the amount of Rental Obligations for any period, to the extent that such Rental Obligations are not definitely determinable by the terms of the lease, the Rental Obligations not so definitely determinable shall be estimated in good faith and in such reasonable manner as the board of directors of the Company may determine (as evidenced by a certified resolution of such board of directors promptly delivered to the holder or holders of the Notes).

         "Required Holders" as applied to describe the requisite holder or holders of any class of the Securities, shall mean, at any date, the holder or holders of more than 50% in interest of such class of Securities at the time outstanding (excluding all Securities at the time owned by the Company or any Affiliate of the Company).

         "Required IRR Amount" shall have the meaning specified in section 9.2.

         "Responsible Officer" of any Person shall mean any Senior Officer of such Person and any other officer or senior management employee of such Person with responsibility for the administration of the relevant portion of the Operative Documents and/or the related activities of such Person.

         "Restricted Investments" shall mean all Investments except the following:

                  (a) property to be used in the ordinary course of business of the Company and its Subsidiaries;

                  (b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

                  (c) Investments in one or more Wholly-Owned Subsidiaries or any Person that concurrently with such Investment becomes a Wholly-Owned Subsidiary, provided that (i) both at the time of and immediately after giving effect to any such Investment, no Default or Event of Default shall have occurred and be continuing and (ii) all such Investments are made only in Solvent entities (A) which are organized under the laws of and conduct substantially all of their respective businesses and have substantially all their property in, the United States of America (or a state thereof or the District of Columbia) or Canada and (B) who are engaged in the Business;

                  (d) Investments existing on the ASC Closing Date, the Fibreboard Closing Date and/or the Loon Mountain Closing Date, if the same are specified on Exhibit 5.9 attached hereto;

                  (e) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

                  (f) Investments in certificates of deposit issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

                  (g) Investments in commercial paper, provided that such obligations (i) have been given the highest rating by a credit rating agency of recognized national standing and (ii) mature not more than 270 days from the date of creation thereof;

                  (h) Investments by any Subsidiary of the Company in the Company;

                  (i) shares of so-called "money market funds" registered under the Investment Company Act of 1940, as amended, organized and operating the United States of America, having total net assets of $500,000,000 or more and investing



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



         primarily in securities of the character described in the preceding clauses (e), (f) and (g) of this definition;

                  (j) contingent liabilities represented by endorsements of negotiable instruments for collection or deposit in the ordinary course of business and advances, deposits, down payments and prepayments on account of firm purchase orders made in the ordinary course of business; and

                  (k) loans made to employees of the Company and/or its Subsidiaries, provided that the aggregate outstanding principal amount of all such loans shall not exceed $50,000 at any time.

         As used in this definition of "Restricted Investments":

                  "Acceptable Bank" shall mean any bank or trust company (a) which is organized under the laws of the United States of America or any state thereof, (b) which has capital, surplus and undivided profits aggregating at least $500,000,000, and (c) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given the highest or second highest rating by S&P, Moody's or any other credit rating agency of recognized national standing.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                    "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

                    "United States Governmental Security" shall mean any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

         "Restricted Payment" as applied to any Person shall mean:

                  (a) any dividend or other distribution or payment, direct or indirect, on account of any Shares of such Person now or hereafter outstanding (including, without limitation, Preferred Shares) or any securities convertible into or exercisable or exchangeable for such Shares or any rights, options or warrants to acquire any such Shares, except (i) any such dividend or distribution or payment payable to the Company and/or any Wholly-Owned Subsidiary and (ii) a pro rata distribution payable to all of the holders of Common Stock solely in shares of Common Stock



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



         and as a result of which there is no change in the relative ownership interest of any stockholder in the Company or any of such stockholder's rights; and

                  (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any Shares of such Person now or hereafter outstanding (including, without limitation, Preferred Shares) or any securities convertible into or exercisable or exchangeable for such Shares or any rights, options or warrants to acquire any such Shares; and

                  (c) any payments to the Gillett Management Company, George N. Gillett, Jr., any other member of the Gillett Family and/or any of their respective Affiliates, whether pursuant to the Gillett Management Agreement or otherwise (other than the reimbursement of reasonable out-of-pocket expenses incurred to unaffiliated third parties).

         "Restricted Payment Provisions" shall mean provisions which restrict the right or ability of any Subsidiary of the Company to pay dividends to, or make advances to or Investments in, the Company (or, if such Subsidiary is not directly owned by the Company, the "parent" Subsidiary of such Subsidiary).

         "Sale of the Company" shall have the meaning specified in section 9.2.

         "Sale/Offering Closing Date" shall have the meaning specified in section 9.2.

         "Securities" shall mean the Notes, the Purchased Common Shares and the Warrants and, unless the context clearly requires otherwise, the Underlying Securities, each of which is a "Security".

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "Security Documents" shall mean the Pledge Agreement and the Gillett Key Man Insurance Policy (and the collateral assignments thereof), together with any and all other agreements, documents and instruments heretofore or hereafter securing the Notes and/or any of the other obligations arising under the Operative Documents, as amended, modified or supplemented from time to time.

         "Senior Officer" of any Person shall mean the president, chief executive officer, chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

         "Senior 144A Documents" shall mean the Senior 144A Indenture and the other agreements, documents and instruments related thereto.




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



         "Senior 144A Indenture" shall mean the Indenture to be entered into between the trustee for the holders of the Senior 144A Notes, Booth Creek Ski Holdings and certain Subsidiaries of Booth Creek Ski Holdings as guarantors.

         "Senior 144A Notes" shall mean the Senior 144A Notes, in an aggregate principal amount of not more than $133,500,000 issued or to be issued pursuant to Rule 144A of the Commission under the Securities Act by Booth Creek Ski Holdings upon terms and conditions satisfactory to the Required Holders of each class of Securities at the time outstanding.

         "Shares" of any Person shall include any and all shares of capital stock, partnership interests, limited liability company interests, membership interests, or other shares, interests, participations or other equivalents (however designated and of any class) in the capital of, or other ownership interests in, such Person, and, as applied to the Company, includes shares of Common Stock.

         "Significant Holder" shall mean, at any date, any institutional holder of 5% or more in interest of any class of the Securities outstanding on such date.

         "Sierra Subsidiary" shall mean Sierra-at-Tahoe, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

         "Solvent" as applied to any Person at any date shall mean that on and as of such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities on and as of any date shall be computed as the amount that, in the light of all the facts and circumstances existing on and as of such date, represents the amount that can reasonably be expected to become an actual or matured liability. For purposes of this definition, "Person" shall mean, where so required by the context in which the term "Solvent" appears, such Person and its Subsidiaries taken as a whole.

         "Source" shall have the meaning specified in section 26.

         "Special Prepayment Premium" shall have the meaning specified in section 9.2.

         "Stockholders Agreement" shall have the meaning specified in section
4.3.




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



         "Subsidiary" of any Person at any date shall mean (a) any other Person a majority (by number of votes) of the Voting Stock of which is owned by such first-mentioned Person and/or by one or more other Subsidiaries of such first-mentioned Person and (b) any other Person with respect to which such first-mentioned Person and/or any one or more other Subsidiaries of such first-mentioned Person (i) is entitled to more than 50% of such Person's profits or losses or more than 50% of such Person's assets on liquidation or (ii) holds an equity interest in such Person of more than 50%. As used herein, unless the context clearly required otherwise, the term "Subsidiary" refers to a Subsidiary of the Company.

         "Subsidiary Stock" shall mean, with respect to any Person, the Shares (including, without limitation, Preferred Shares) of any Subsidiary of such Person and any securities convertible into or exercisable or exchangeable for such Shares or any rights, options or warrants to acquire any such Shares.

         "Successor Corporation" shall have the meaning specified in section 14.13.

         "Total Assets" of any Person shall mean, at any date, the total assets of such Person which would be shown as assets on a balance sheet as of such date prepared in accordance with GAAP after eliminating all amounts properly attributable to minority interests, if any, in the stock or surplus of any Subsidiary of such Person.

         "Total Debt" of any Person shall mean, at any date, all Funded Debt and Current Debt of such Person at such date, determined in accordance with GAAP.

         "Transfer" shall mean, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.

         "Treasury Rate" at any time with respect to any Notes being prepaid or paid (whether on account of acceleration or otherwise), as the case may be, shall mean and shall be determined by reference to the applicable display on the Bloomberg Financial Markets Service as of 10:00 A.M., Boston time, on the second Business Day prior to the date fixed for such prepayment or payment (or, if such display is no longer available, any publicly available source of similar market data as selected by the Required Holders of the Notes and reasonably acceptable to the Company), and shall be the yield on actively traded United States Treasury securities adjusted to a maturity equal to the then remaining Weighted Average Life to Maturity of the Notes then being prepaid or paid (whether on account of acceleration or otherwise) (the "Remaining Life"). If the Remaining Life is not equal to the maturity of a United States Treasury security for which a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of the two closest United States Treasury securities for which such yields are given, except that if the Remaining Life is less than one year, the average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Rate shall be computed to the fifth decimal



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



place (one-thousandth of a percentage point) and then rounded to the fourth decimal place (one-hundredth of a percentage point).

         "Treasury Yield" shall have the meaning specified in section 9.2.

         "Underlying Securities" shall mean any Shares (or Other Securities (as defined in the Warrants)) issued (or issuable, as applicable) upon exercise of any Warrants, each of which is an "Underlying Security".

         "Voting Stock", when used with reference to any Person, shall mean Shares (however designated) of such Person having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such Person, other than Shares having such power only by reason of the happening of a contingency.

         "Warrants" shall have the meaning specified in section 1.

         "Waterville Valley Subsidiary" shall mean Waterville Valley Ski Resort, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

         "Weighted Average Life to Maturity" of any Indebtedness or obligation shall mean, at any date, the number of years obtained by dividing the then Remaining Dollar-years of such Indebtedness or obligation by the then outstanding principal amount of such Indebtedness or obligation. For purposes of this definition, the "Remaining Dollar-years" of any Indebtedness or obligation shall mean, at any date, the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the date of making of such payment.

         "Wholly-Owned Subsidiary" shall mean any Subsidiary all of the outstanding Shares of which, other than directors' qualifying Shares, shall at the time be owned by the Company and/or by one or more other Wholly-Owned Subsidiaries and the accounts of which are consolidated with those of the Company in accordance with GAAP.

         "Withdrawal Liability" shall have the meaning given such term under
Part 1 of Subtitle E of Title IV of ERISA.

         15.2. Other Definitions. The terms defined in this section 15.2, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

         "this Agreement" (and similar references to any of the other Operative Documents) shall mean, and the words "herein" (and "therein"), "hereof" (and "thereof"), "hereunder" (and "thereunder") and words of similar import shall refer to, such instruments as they may from time to time be amended, modified or supplemented.

         "beneficial ownership" of any Shares or other securities shall be determined in the manner set forth in Rule 13d-3 of the Commission under the Exchange Act.

         a "class" of Securities shall refer to the Notes, the Purchased Common Shares, the Warrants and/or the Underlying Securities, as the case may be, each of which is a separate class.

         "corporation" shall include an association, joint stock company, business trust or other similar organization.

         "premium" when used in conjunction with references to principal of and interest on the Notes, shall mean any amount due upon any payment or prepayment of any of the Notes, other than principal and interest, and shall include the Make Whole Amount and the Special Prepayment Premium.

         "qualification" or "compliance" as used in section 11 refer to the qualification or compliance of any Shares of the Company, including, without limitation, the Registrable Shares, included in any registration contemplated by section 11 under all applicable blue sky or other state securities laws.

         "register", "registered" and "registration" as used in section 11 refer to a registration effected by filing a registration statement in compliance with the Securities Act to permit the sale and disposition of any Shares of the Company, including, without limitation, the Registrable Shares, and any amendment filed or required to be filed to permit any such disposition.

         15.3.    Accounting Terms and Principles; Laws.

                  (a) All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all financial statements shall be prepared in accordance with GAAP.

                  (b) All references herein to laws, statutes, rules and regulations shall, unless the context clearly requires otherwise, be deemed to refer to any law, statute, rule, regulation and any other governmental restriction, standard and/or requirement promulgated, issued and/or enforced by any domestic or foreign federal, state or local government, governmental agency, authority, court, instrumentality or regulatory body, including, without limitation, those of the United States of America or any state thereof or the District of Columbia.




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



16.      Remedies.

         16.1. Events of Default Defined; Acceleration of Maturity. If any one or more of the following events ("Events of Default") shall occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

                  (a) if default shall be made in the due and punctual payment of all or any part of the principal of, or premium (if any) on, any Note when and as the same shall become due and payable, whether at the stated maturity thereof, by notice of or demand for prepayment, or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any interest on any Note when and as such interest shall become due and payable and such default shall have continued for a period of five Business Days; or

                  (c) if default shall be made in the performance or observance of any covenant, agreement or condition contained in:

                           (i) sections 7(g), 8, 9.7, 11, 13, 14.2(b), 14.2(e),
                  14.5 (other than 14.5(d)), 14.6, 14.8, 14.9, 14.10, 14.11,
                  14.12, 14.13, 14.14, 14.15, 14.16, 14.18, 14.19, 14.20; or
                  14.21; or

                           (ii) section 14.5(d), 14.7 or 14.8 if, in the case of
                  this clause (ii), such default shall have continued for a period of 20 Business Days after the earlier to occur of (A) a Responsible Officer of the Company or any Subsidiary obtaining knowledge of such default or (B) the Company's receipt of written notice of such default; or

                  (d) if default shall be made in the performance or observance of any other of the covenants, agreements or conditions contained in this Agreement or any of the other Operative Documents and such default shall have continued for a period of 30 Business Days after the earlier to occur of (i) a Responsible Officer of the Company or any Subsidiary obtaining knowledge of such default or (ii) the Company's receipt of written notice of such default; or

                  (e) if the Company or any Subsidiary of the Company shall make a general assignment for the benefit of creditors, or shall not pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against it in



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



         any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver, liquidator or fiscal agent for it or for all or any substantial part of its properties, or shall (or its directors or stockholders shall) take any action looking to its dissolution or liquidation; or

                  (f) if, within 60 days after the commencement of an action against the Company or any Subsidiary of the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company or any of its Subsidiaries stayed, or if, within 60 days after the appointment without the consent or acquiescence of the Company or any Subsidiary, of any trustee, custodian, receiver, liquidator or fiscal agent for the Company or any Subsidiary of the Company or for all or any substantial part of their respective properties, such appointment shall not have been vacated; or

                  (g) if, under the provisions of any law for the relief or aid of debtors, any court or governmental agency of competent jurisdiction shall assume custody or control of the Company or of any Subsidiary of the Company or of all or any substantial part of their respective properties and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control; or

                  (h) if the Company or any Subsidiary of the Company shall fail to (i) make any payment due on any Indebtedness (other than the Notes) or other obligation (including any in respect of any lease or any Shares upon the exercise by any Person of any put or call option or other similar right of redemption or repurchase with regard to such Shares in accordance with the terms of such option or right) or (ii) perform, observe or discharge any covenant, condition or obligation in any agreement, document or instrument evidencing, securing or relating to such Indebtedness or other obligation, if the effect of any such failure of the character described in this clause (h) is to cause, or any other Person shall cause, any payment in respect thereof to become due and payable; provided that the amount of the payment which shall have become so due and payable, together with the aggregate amount of all other Indebtedness and other obligations as to which the Company or any Subsidiary is in default, exceeds $1,000,000; or

                  (i) if a final judgment for the payment of money which, together with all other outstanding final judgments for the payment of money against the Company and/or any of its Subsidiaries (other than any judgment or judgments with respect to which one or more financially sound and reputable insurers (having the highest or second highest rating available from A.M. Best Company) shall have unconditionally assumed in writing all liability in connection therewith), exceeds an aggregate of $1,000,000 shall be rendered by a court of record against the Company or any Subsidiary, and the Company or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 90 days from the date of entry thereof and within such period of 90 days, or such longer period during which execution of such judgment shall have been stayed, move to vacate such judgment or appeal therefrom and cause the execution thereof to be stayed pending determination of such motion or during such appeal; or

                  (j) if any representation or warranty made by or on behalf of the Company or any Subsidiary of the Company in this Agreement or in any of the other Operative Documents or in any agreement, document or instrument delivered under or pursuant to any provision hereof or thereof shall prove to have been materially false or incorrect on the date as of which made; or

                  (k) if, at any time, this Agreement or any of the other Operative Documents shall for any reason (other than the scheduled termination thereof in accordance with its terms) expire, fail to be in full force and effect or be disaffirmed, repudiated, cancelled, terminated or declared to be unenforceable, null and void; or

                  (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $250,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary of the Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary of the Company thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, has resulted in, or could reasonably be expected to result in a Material Adverse Change; or

                  (m) if (i) any holder of any Lien on any properties and assets of the Company or any Subsidiary shall take possession of or shall foreclose upon or take other enforcement action with respect to the properties and assets subject to such Lien, provided that such properties and assets (A) have a Fair Market Value immediately after such action of more than 10% of Consolidated Total Assets as of



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



         the end of the then most recently completed fiscal year of the Company or (B) accounted for more than 10% of Consolidated Cash Flow for the then most recently completed fiscal year of the Company and (ii) such foreclosure or other enforcement action shall continue for 30 days or more; or

                  (n) any Change of Control shall occur; or

                  (o) Booth Creek Ski Holdings shall fail to pay to the Company the maximum amount of dividends which Booth Creek Ski Holdings is permitted to pay within five (5) Business Days of the date on which Booth Creek Ski Holdings is permitted to make such payments;

then, in the case of any Event of Default which is continuing (other than one of the character described in subdivisions (e), (f), (g) or (m) of this section 16.1) and at the option of the holder or holders of 25% or more in aggregate principal amount of the Notes at the time outstanding (excluding any Notes at the time owned by the Company or any Affiliate of the Company), exercised by written notice to the Company, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Make Whole Amount as liquidated damages and not as a penalty; provided that, in the case of an Event of Default of the character described in subdivisions (a) or (b) of this section 16.1 which is continuing and irrespective of whether all of the Notes have been declared due and payable by the holder or holders of 25% or more in aggregate principal amount of the Notes at the time outstanding, any holder of Notes who or which has not consented to any waiver with respect to such Event of Default may, at the option of such holder, by written notice to the Company declare all Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to such holder (i) the entire principal of and interest accrued on such Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Make Whole Amount as liquidated damages and not as a penalty; provided that, in the case of any Event of Default which is continuing (and has continued for not less than five Business Days) (other than one of the character described in subdivisions (e), (f), (g) or (m) of this section 16.1) and irrespective of whether all of the Notes have been declared due and payable by the holder or holders of 25% or more in aggregate principal amount of the Notes at the time outstanding, the holder or holders of 16% or more in aggregate principal amount of the Notes at the time outstanding who or which has not consented to any waiver with respect to such Event of Default may, at the option of such holder or holders, by written notice to the Company, declare all Notes then held by such holder or holders to be, and such Notes shall thereupon become, forthwith due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are



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



hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to such holder or holders (i) the entire principal of and interest accrued on such Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Make Whole Amount as liquidated damages and not as a penalty; provided, further, that, in the case of an Event of Default of the character described in subdivisions (e), (f), (g) or (m) of this section 16.1, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon (including any interest accruing after the commencement of any action or proceeding under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes, and
(ii) in addition, to the extent permitted by applicable law, an amount equal to the Make Whole Amount as liquidated damages and not as a penalty.

         Notwithstanding the foregoing provisions, at any time after the occurrence of any Event of Default and of notice thereof, if any, by any holder or holders of Notes and before any judgment, decree or order for payment of the money due has been obtained by or on behalf of any holder or holders of the Notes, the Required Holders of the Notes by written notice to the Company, may rescind and annul such Event of Default and/or notice of such Event of Default and the consequences thereof with respect to all of the Notes (excluding any Notes which were accelerated pursuant to the first or second proviso in the preceding paragraph by any holder or holders on account of an Event of Default of the character described in subdivision (a) or (b) of this section 16.1) if:

                  (1)      the Company has paid a sum sufficient to pay

                           (A) all overdue installments of interest on all
                  Notes at the rate specified in the Notes;

                           (B) the principal of (and premium, if any, on) any
                  Notes which have become due otherwise than by such Event of Default or notice thereof and interest thereon at the rate for overdue amounts specified in such Notes; and

                           (C) to the extent that payment of such interest is
                  lawful, interest upon overdue interest at the rate for overdue amounts specified in such Notes; and

                  (2) all Defaults and Events of Default, other than the non-payment of the principal of Notes which have become due solely by such acceleration, have been cured or waived as provided in section 19.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

         16.2. Suits for Enforcement, etc. In case any one or more of the Events of Default specified in section 16.1 shall have occurred and be continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under section 16.1, the holder of any Note may proceed to protect and enforce its rights either by suit in equity or by action at law, or both. The Company stipulates that the remedies at law of the holder or holders of the Securities in the event of any default or threatened default by the Company in the performance of or compliance with any covenant or agreement in this Agreement or any of the other Operative Documents are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance thereof, whether by an injunction against a violation thereof or otherwise. Without limiting the generality of the foregoing (and without derogating from any provision contained in this Agreement or any of the other Operative Documents), upon the occurrence and during the continuance of an Event of Default, the Required Holders of each class of Securities shall have the right to apply for and have a receiver appointed for the Company and its Subsidiaries, or any one or more of them, by a court of competent jurisdiction in any action taken by any such holders to enforce their respective rights and remedies hereunder and under the other Operative Documents in order to manage, protect and preserve the assets of the Company and its Subsidiaries and continue the operation of the business of the Company and its Subsidiaries, or to sell or dispose of the assets of the Company and its Subsidiaries, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and the Company hereby consents to such appointment without regard to the existence of any misfeasance or malfeasance or the presence of any defenses that would otherwise be available to such application.

         16.3. No Election of Remedies. No remedy conferred in this Agreement or in any of the other Operative Documents upon the holder of any Security is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         16.4. Remedies Not Waived. No course of dealing between the Company and any of its Subsidiaries, on the one hand, and any holder of any Security, on the other hand, and no delay by any such holder in exercising any rights hereunder or under any of the other Operative Documents shall operate as a waiver of any rights of any such holder.

         16.5. Application of Payments. In case any one or more of the Events of Default specified in section 16.1 shall have occurred, all amounts to be applied to the prepayment or payment of any Notes, shall be applied, after the payment of all related costs and expenses incurred by the holders of the Notes (including, without limitation, compensation to any and all trustees, liquidators, receivers or similar officials and reasonable fees, expenses and disbursements of counsel) in such order of priority as is determined by the Required Holders of the Notes.

17. Registration, Transfer and Exchange of Securities; Certain Restrictions on Transfer in Stockholders Agreement.

                  (a) Securities issued hereunder shall be issued in registered form. The Company shall keep at its principal executive office (which is now located at the address set forth at the beginning of this Agreement) or at such other address (including that of any transfer agent) as the Company shall notify the holders of the Securities in writing, registers in which it shall provide for the registration and transfer of the Securities. The name and address of each holder of the Securities shall be registered in such registers. The Company shall give to any institutional holder of any Security promptly (but in any event within 10 Business Days) following request therefor, a complete and correct copy of the names and addresses of all registered holders of the Securities and the amount and kind of Securities held by each. Subject to the provisions of section 17(b), whenever any Security or Securities shall be surrendered for transfer or exchange, the Company at its expense will execute and deliver in exchange therefor a new Security or Securities (in such denominations and registered in such name or names as may be requested in writing by the holder of the surrendered Security or Securities), in the same aggregate unpaid principal amount (in the case of the Notes) or exercisable for the same aggregate number of Shares (in the case of any Warrants) or in the same aggregate number of Shares (in the case of any Underlying Security), as applicable, as that of the Security or Securities so surrendered, provided that any transfer tax relating to such transaction shall be paid by the holder requesting the exchange or the transferee of the applicable Securities. The Company may treat the Person in whose name any Security is registered as the owner of such Security for all purposes.

                  (b) Reference is hereby made to the Stockholders Agreement for certain provisions restricting the transfer of the Purchased Common Shares, Warrants and Underlying Securities.

18. Replacement of Securities. Upon receipt by the Company of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of any Security and (in the case of loss, theft or destruction) of reasonably satisfactory indemnity, and (in the case of mutilation) upon surrender of such Security, the Company at its expense will execute and deliver in lieu of such Security a new Security of like tenor and, in the case of any new Note, dated so as not to result in any loss of interest. Your unsecured agreement to indemnify and/or affidavit and that of any other institutional holder shall constitute satisfactory indemnity and/or satisfactory evidence of loss, theft or destruction for the purpose of this section 18.

19.      Amendment and Waiver.

                  (a) Any term of this Agreement and the Other Securities Purchase Agreement and, unless explicitly provided otherwise therein, of any of the other Operative Documents may, with the consent of the Company, be amended, or compliance therewith may be waived, in writing only, by the Required Holders of each class of Securities entitled to the benefits of such term, provided that (i) without the consent of the holders of all of the Notes at the time outstanding, no such amendment or waiver shall (A) change the amount of the principal of or any rate of interest on or the amount of any premium payable with respect to any of the Notes or change the payment terms of any of the Notes, or, subordinate the obligation of the Company to pay any amount due on the Notes to any other obligation, or (B) change the percentage of holders of Notes required to approve any such amendment, effectuate any such waiver or accelerate payment of the Notes; (ii) without the consent of the holders of all of the Warrants and Underlying Securities at the time outstanding, no such amendment or waiver shall (A) modify any of the provisions of section 11, or (B) change the percentage of holders of the Warrants and Underlying Securities required to approve any such amendment or effect any such waiver; and (iii) no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon. Executed or true and correct copies of any amendment, waiver or consent effected pursuant to this section 19 shall be delivered by the Company to each holder of Securities forthwith (but in any event not later than five days) following the effective date thereof.

                  (b) The Company will not, directly or indirectly, request or negotiate for, or offer or pay any remuneration or grant any security as an inducement for, any proposed amendment or waiver of any of the provisions of this Agreement or any of the other Operative Documents unless each holder of the Securities (irrespective of the kind and amount of Securities then owned by it) shall be informed thereof by the Company and, if such holder is entitled to the benefit of any such provision proposed to be amended or waived, shall be afforded the opportunity of considering the same, shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto and shall be offered and paid such remuneration and granted such security on the same terms.

                  (c) In determining whether the requisite holders of Securities have given any authorization, consent or waiver under this section 19, any Securities owned by the Company or any of its Affiliates shall be disregarded and deemed not to be outstanding.

20. Method of Payment of Securities. Irrespective of any provision hereof or of the other Operative Documents to the contrary, so long as you or any other institutional holder shall hold any Security, the Company will make all payments on such Security to you or such other institutional holder by the method and at the address for such purpose specified in

Schedule I attached hereto or by such other method or at such other address as you or such institutional holder may designate in writing (given as provided in section 23), without requiring any presentation or surrender of such Security, except that if any Security shall be paid, prepaid and/or repurchased in full, such Security shall be surrendered to the Company promptly following such payment, prepayment or repurchase and cancelled.

21. Expenses; Indemnity. Whether or not the transactions contemplated by any of the Operative Documents shall be consummated, the Company will pay or cause to be paid (or reimbursed, as the case may be) and will defend, indemnify and hold you (and each other holder of any of the Securities) and each of your (and such other holder's) directors, officers, employees, agents, advisors and Affiliates (each, an "Indemnitee") harmless (on an after tax basis) in respect of all costs, losses, expenses (including, without limitation, the reasonable fees, costs, expenses and disbursements of counsel) and damages (collectively, "Indemnified Costs") incurred by or asserted against any Indemnitee in connection with the negotiation, execution, delivery, performance and/or enforcement of this Agreement or any of the other Operative Documents (including, without limitation, so-called work-outs and/or restructurings and all amendments, waivers and consents hereunder and thereunder, whether or not effected) and/or the consummation of the transactions contemplated hereby and thereby or which may otherwise be related in any way to this Agreement or any other Operative Documents or such transactions or such Indemnitee's relationship to the Company or any of its Affiliates or any of their respective properties and assets, including, without limitation, any and all Indemnified Costs related in any way to the requirements of any Environmental Laws (as the same may be amended, modified or supplemented from time to time) or to any environmental investigation, assessment, site monitoring, containment, clean up, remediation, removal, restoration, reporting and sampling, whether or not consented to, or requested or approved by, any Indemnitee, and whether or not such Indemnified Cost is attributable to an event or condition originating from any properties or assets of the Company or any of its Subsidiaries or any other properties previously or hereafter owned, leased, occupied or operated by the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Company shall not have any obligation to an Indemnitee under this section 21 with respect to any Indemnified Cost if and to the extent it is finally determined by a court of competent jurisdiction to have arisen as a result of the gross negligence, willful misconduct or bad faith of such Indemnitee.

22. Taxes. The Company will pay all taxes and fees (including interest and penalties), including, without limitation, all issuance and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Agreement and each of the other Operative Documents.

23. Communications. All communications provided for herein and, unless explicitly provided otherwise therein, in any of the other Operative Documents shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such communication by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (charges prepaid), or (c) by messenger. Any such communication must be sent (i) if to the Company (or any Subsidiary of the Company), to the Company (or such Subsidiary) at:

                           Booth Creek Ski Group, Inc.
                           1000 South Frontage Road
                           Vail, Colorado  81657
                           Attention:  George N. Gillett, Jr.
                           Telecopy No.:  (303) 479-0291

                           with a copy (which shall not constitute notice) to:

                           Winston & Strawn
                           35 W. Wacker Drive
                           Chicago, Illinois  60601
                           Attention:  Oscar A. David, Esq.
                           Telecopy No.:  (312) 558-5700

or at such other address (or telecopy number) as may be furnished in writing by the Company to each holder of any Security and (ii) if to you, at your address for such purpose set forth in Schedule I attached hereto, with a copy (which shall not constitute notice) to:

                           Choate, Hall & Stewart
                           Exchange Place
                           53 State Street
                           Boston, Massachusetts  02109
                           Attention:  Frank B. Porter, Jr., Esq.
                           Telecopy No.:  (617) 248-4000

and if to any other holder of any Security, at the address of such holder as it appears on the applicable register maintained pursuant to section 17, or at such other address as may be furnished in writing by you or by any other holder to the Company. Communications under this section 23 shall be deemed given only when actually received.

24. Survival of Agreements, Representations and Warranties, etc. All agreements, representations and warranties contained herein and in the other Operative Documents shall be deemed to have been relied upon by you and shall survive the execution and delivery of this Agreement and each of the other Operative Documents, the issue, sale and delivery of the Securities and payment therefor and any disposition of the Securities by you, whether or not any investigation at any time is made by you or on your behalf. All indemnification provisions, including, without limitation, those contained in sections 11.5, 21 and 22, shall survive the date upon which none of the Securities shall be outstanding and the termination of this Agreement and each of the other Operative Documents.

25. Successors and Assigns; Rights of Other Holders. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents shall bind and inure to the benefit of and be enforceable by the Company and you, successors to the Company and your successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each holder from time to time of any Securities who, upon acceptance thereof, shall, without further action, be entitled to enforce the applicable provisions and enjoy the applicable benefits hereof and thereof in accordance with their respective terms. The Company may not assign any of its rights or obligations hereunder or under any of the other Operative Documents without the written consent of the Required Holders of each class of Securities then outstanding.

26. Purchase for Investment; ERISA.

                  (a) You represent and warrant (i) that you have been furnished with all information that you have requested for the purpose of evaluating your proposed acquisition of the Securities to be issued to you pursuant hereto, (ii) that you are an "Accredited Investor" as defined in Rule 501 promulgated under the Securities Act and are able to bear the risk of losing your entire investment in the Securities,
         (iii) that you will acquire such Securities for your own account for investment and not with a view to distribution in any manner that would violate applicable securities laws, but without prejudice to your rights to dispose of such Securities or a portion thereof to a transferee or transferees, in accordance with such laws if at some future time you deem it advisable to do so, (iv) that you have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of your investment in the Securities and are making such investment in reliance upon such knowledge and experience, (v) that you understand that there is no established trading market for the Securities and, in the absence of such an established trading market, it may not be possible for you to readily liquidate the Securities in the event you wish to do so and
         (vi) that you understand that the Securities to be purchased by you have not been registered under any applicable securities laws and cannot be transferred in the absence of registration thereunder or an exemption therefrom. The acquisition of such Securities by you at the Closing shall constitute your confirmation of the foregoing representations and warranties. You understand that such Securities are being sold to you in a transaction which is exempt from the registration requirements of the Securities Act, and that, in making the representations and warranties contained in section 5.16, the Company is relying, to the extent applicable, upon your representations and warranties contained herein.

                  (b) You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Securities to be purchased by you hereunder:

                           (i) the Source is an "insurance company general
                  account" as defined in Section V(e) of Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and, except as you have disclosed to the Company in writing pursuant to this section (i), the amount of reserves and liabilities for the general account contract(s) held by or on behalf of any employee benefit plan or group of plans maintained by the same employer or employee organization do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurer; or

                           (ii) the Source is a separate account of an insurance
                  company maintained by you in which an employee benefit plan (or its related trust) has an interest, which separate account is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                           (iii) the Source is either (A) an insurance company
                  pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this section (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                           (iv) the Source constitutes assets of an "investment
                  fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in either Company and (A) the identity of such QPAM and (B) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this section (iv); or

                           (v)  the Source is a governmental plan; or

                           (vi) the Source is one or more employee benefit
                  plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this section (vi); or

                           (vii) the Source does not include assets of any
                  employee benefit plan, other than a plan exempt from the coverage of ERISA.

         As used in this section 26(b), the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA, and the term "QPAM Exemption" means PTE 84-14 (issued March 13,
         1984).

27. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, including the validity hereof and thereof and the rights and obligations of the parties hereunder and thereunder, and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder, shall be construed in accordance with and governed by the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The Company, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in The Commonwealth of Massachusetts and consents to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or thereunder or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. The Company further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address set forth in section 23 or as otherwise provided under the laws of The Commonwealth of Massachusetts. Notwithstanding the foregoing, the Company agrees that nothing contained in this section 27 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than The Commonwealth of Massachusetts. THE COMPANY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST THE COMPANY IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

28. Rule 144A. The Company will take, or will cause to be taken, such action as any holder of Securities may reasonably request from time to time to facilitate any sale or disposition by any such holder of any Securities without registration under the Securities Act and/or any applicable securities laws within the limitation of the exemptions provided by any rule or regulation thereunder, including, without limitation, Rule 144A under the Securities Act.

29. Miscellaneous. The headings in this Agreement and in each of the other Operative Documents are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof. This Agreement (together with the other Operative Documents) embodies the entire agreement and understanding between you and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein and in each of the other Operative Documents shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement or in any of the other Operative Documents refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision. In case any provision in this Agreement or any of the other Operative Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, may be executed in any number of counterparts and by the parties hereto or thereto, as the case may be, on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

30. Confidentiality. Each holder of any Securities agrees by its acceptance thereof to use its best efforts to keep confidential and not to disclose to any other Person any non-public information concerning the Company and its Subsidiaries which is furnished to such holder pursuant to this Agreement or any of the other Operative Documents and which is designated in writing as confidential (collectively "Confidential Information"); provided that no holder shall be liable to the Company or any of its Subsidiaries or to any other Person for any breach of this section 30 unless such breach is finally determined by a court of competent jurisdiction to have arisen as a result of the gross negligence, willful misconduct or bad faith of such holder. The term "Confidential Information" shall not include, however, any information which (a) was publicly known or otherwise known to any holder (other than through disclosure by a Person in violation of a confidentiality agreement of which the holder is aware) at the time of disclosure by the Company or any of its Subsidiaries to any holder; (b) subsequently becomes publicly known through no act or omission of any holder or (c) becomes known to any holder otherwise than through disclosure by the Company or any of its Subsidiaries or by a Person in violation of a confidentiality agreement of which the holder is aware. Notwithstanding the foregoing, each holder of any Securities may disclose Confidential Information: (i) with the consent of the Company or any of its Subsidiaries (which shall not be unreasonably withheld or delayed); (ii) when required by law or regulation; (iii) in any report, statement or testimony submitted by such holder to any regulatory body having or claiming to have jurisdiction over such holder; (iv) to the National Association of Insurance Commissioners or any similar organization or to any rating agency; (v) to the officers, directors, employees, agents, representatives and professional consultants of such holder and of such holder's Affiliates; (vi) in connection with the preservation, exercise and/or enforcement of any of such holder's rights or remedies under this Agreement and the other Operative Documents; (vii) in connection with any transfer of any of the Securities held by such holder (whether or not consummated), provided that the recipient of such information agrees to keep such information confidential on terms in all material respect the same as those set forth in this section 30; (viii) in a response to any summons, subpoena or other legal process or in connection with any judicial or administrative proceeding or inquiry; or (ix) to correct any false or misleading information which may become public concerning the relationship of such holder to the Company or any of its Subsidiaries and/or the transactions contemplated hereby.

            [The remainder of this page is intentionally left blank.]

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter, whereupon this letter shall become a binding agreement under seal between you and the Company. Please then return one of such counterparts to the Company.

                                                   Very truly yours,

                                                   BOOTH CREEK SKI GROUP, INC.



                                                   By: /s/ Jeffrey Joyce
                                                      -------------------------
                                                      Executive Vice
                                                      President, Finance (Title)


The foregoing Agreement is hereby
agreed to as of the date thereof.

JOHN HANCOCK MUTUAL LIFE
   INSURANCE COMPANY



By: /s/ Sandeep Alva
   ---------------------------------
   Senior Investment Officer (Title)

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter, whereupon this letter shall become a binding agreement under seal between you and the Company. Please then return one of such counterparts to the Company.

                                               Very truly yours,

                                               BOOTH CREEK SKI GROUP, INC.



                                               By: /s/ Jeffrey Joyce
                                                  ------------------------------
                                                  Executive Vice
                                                  President, Finance (Title)



The foregoing Agreement is hereby
agreed to as of the date thereof.

CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.



By: /s/ Jay Levine
   -------------------------------------
                                 (Title)